                                                                    EXHIBIT 10.1


                              COINSURANCE AGREEMENT

                                      among

                 PENN TREATY NETWORK AMERICA INSURANCE COMPANY,

                       AMERICAN NETWORK INSURANCE COMPANY,

                                       and

                    IMAGINE INTERNATIONAL REINSURANCE LIMITED

                          Effective as of June 30, 2005


                                                  TABLE OF CONTENTS
                                                  -----------------

                                                                                                               Page
                                                                                                               ----

ARTICLE I                DEFINITIONS..............................................................................1
ARTICLE II               COVERAGE................................................................................13
ARTICLE III              REINSURANCE PREMIUM; POLICY PREMIUM; CEDING COMMISSIONS.................................16
ARTICLE IV               EXPENSE ALLOWANCES......................................................................17
ARTICLE V                ACCOUNTING AND SETTLEMENT...............................................................18
ARTICLE VI               DURATION, TERMINATION AND RECAPTURE.....................................................21
ARTICLE VII              INSOLVENCY..............................................................................24
ARTICLE VIII             FUNDS WITHHELD..........................................................................25
ARTICLE IX               REINSURANCE SECURITY....................................................................30
ARTICLE X                EXPERIENCE ACCOUNT......................................................................34
ARTICLE XI               ADMINISTRATION; CLAIMS HANDLING.........................................................37
ARTICLE XII              REINSURER'S RIGHT OF ASSOCIATION........................................................42
ARTICLE XIII             LOSS SETTLEMENTS........................................................................43
ARTICLE XIV              CEDED REINSURANCE.......................................................................44
ARTICLE XV               CANCELLATION;  COMMUTATION..............................................................45
ARTICLE XVI              GENERAL PROVISIONS......................................................................48
ARTICLE XVII             ADDITIONAL COVENANTS,  REPRESENTATIONS AND WARRANTIES OF THE CEDENTS AND THE REINSURER..50
ARTICLE XVIII            INDEMNIFICATION.........................................................................57
ARTICLE XIX              SALVAGE AND SUBROGATION.................................................................57
ARTICLE XX               ARBITRATION.............................................................................57
ARTICLE XXI              AUDIT AND ACCESS TO RECORDS.............................................................60
ARTICLE XXII             REGULATORY RISK.........................................................................61
ARTICLE XXIII            PREMIUM RATE INCREASES..................................................................62
ARTICLE XXIV             TAXES...................................................................................65
ARTICLE XXV              RULES OF CONSTRUCTION...................................................................65
ARTICLE XXVI             SURVIVAL................................................................................66
ARTICLE XXVII            SEVERABILITY............................................................................66
ARTICLE XXVIII           MISCELLANEOUS PROVISIONS................................................................66

                                                      SCHEDULES
                                                      ---------

SCHEDULE A        -      REINSURED POLICIES
SCHEDULE B        -      INITIAL REINSURANCE REPORT (Part I)
SCHEDULE B        -      QUARTERLY REPORTS (Part II)
SCHEDULE C        -      TERRORISM EXCLUSION
SCHEDULE D        -      CEDED REINSURANCE AGREEMENTS
SCHEDULE E        -      CEDENTS DATA
SCHEDULE F        -      APPROVALS AND AUTHORIZATIONS

                                    EXHIBITS
                                    --------

EXHIBIT A         -        FUNDS WITHHELD TRUST AGREEMENT - PENN TREATY
EXHIBIT B         -        FUNDS WITHHELD TRUST AGREEMENT - AMERICAN NETWORK
EXHIBIT C         -        REINSURER TRUST AGREEMENT - PENN TREATY
EXHIBIT D         -        REINSURER TRUST AGREEMENT - AMERICAN NETWORK

                              COINSURANCE AGREEMENT
                              ---------------------

        This Agreement, dated as of July 28, 2005 (this "Agreement") is made and entered into by and among Penn Treaty Network America Insurance Company, an insurance company organized under the laws of the Commonwealth of Pennsylvania (hereinafter referred to as "Penn Treaty"), American Network Insurance Company, an insurance company organized under the laws of the Commonwealth of Pennsylvania (hereinafter referred to as "American Network" and, along with Penn Treaty, as a "Cedent" and collectively the "Cedents"), and Imagine International Reinsurance Limited, a reinsurance company organized under the laws of Ireland (hereinafter referred to as the "Reinsurer").

        Each Cedent agrees to cede and the Reinsurer agrees to accept liability under the terms and conditions stated herein. This Agreement is an indemnity reinsurance agreement solely between the Cedents and the Reinsurer, and the performance of the obligations of the parties under this Agreement shall be rendered solely to the other parties hereto. In no instance, except as set forth in Article VII of this Agreement, shall anyone other than the Cedents or the Reinsurer have any rights under this Agreement. The Cedents are and shall remain the only parties hereunder that are liable to any insured, policyholder or beneficiary under any insurance policy or contract reinsured hereunder.

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

        1.1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings (definitions are applicable to both the singular and the plural forms of each term defined in this Article):

        "ACCOUNTING PERIOD" means the calendar quarter beginning July 1, 2005 and each successive calendar quarter thereafter, except that the last Accounting Period shall be the period commencing with the first day of the calendar quarter in which the Termination Date or the Recapture Date, as applicable, falls and ending with the Termination Date or the Recapture Date, as applicable.

        "ACT OF TERRORISM" means any terrorist act, occurrence or threat, wherever and whenever occurring, whether or not any law, or governmental authority or other person or entity determines such act, occurrence or threat to be an act of terrorism. Acts of Terrorism shall include, without limitation, actions, occurrences or threats:

        (i)     That are or involve one or both of the following:

                (A) any act, use, attempted use or threat of use of force or violence, or any act causing or threatening damage or harm of any nature, whether or not the person or persons involved are acting along or in conjunction with or on behalf of a sovereign power or terrorist organization; or

                (B) the commission, attempted commission or threat of an act that interferes with or disrupts (or could reasonably be expected to interfere with or disrupt) any electronic, communication, information or mechanical system;

including without limitation, in the case of each of clauses (A) or (B) of this paragraph (i), any use, attempted use, or threatened use of, or act involving, biological, chemical, radioactive or other toxic or contaminating materials, or weapons devices;

AND

        (ii)    one or both of the following applies:

                (A) the effect or intent is to intimidate, place in fear, coerce, or influence the policies of, or disrupt, damage, punish or interfere with or hinder the business or commerce of, any government or political subdivision thereof, or any civilian population or sector thereof, any organization, company or other entity, or any industries, services or systems (including any gas, power, communications, water, sewer, construction, energy, technology, financial industries or transportation systems and services); or

                (B) one of the motives, or one of the apparent or claimed motives, of the person(s) or entities committing such act, use, attempted use, commission, attempted commission or threat is to further or express (or express opposition to or support of) any political, philosophical, ideological, religious, social, terrorist or economic objectives or any similar objectives.

        "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "AGGREGATE TRUST ACCOUNT VALUE" shall have the meaning specified in
Section 9.2(b).

        "AGREEMENT" shall have the meaning specified in the first introductory paragraph.

        "AGGREGATE LIMIT" shall have the meaning specified in Section 2.4.

        "AMENDMENTS" shall have the meaning specified in Section 2.2.

        "AMERICAN NETWORK" shall have the meaning specified in the first introductory paragraph.

        "ANNUAL REVIEW" shall have the meaning specified in Section 23.1(b).

        "ASSET VALUE" shall have the meaning specified in Section 9.2.

        "BUSINESS DAY" means any day on which (i) a United States national banking association is open for regular business and (ii) banks are open for business in Ireland.

        "CANCELLATION DATE" shall have the meaning specified in Section 15.1(a).

        "CEDED REINSURANCE AGREEMENTS" means all of the contracts, binders, certificates, treaties or other evidence of reinsurance ceded by the Cedents relating to the Reinsured Risks in effect prior to the Effective Date, including without limitation, those contracts, binders, certificates, treaties or other evidences of reinsurance set forth on Schedule D hereto but excluding the reinsurance provided pursuant to this Agreement.

        "CEDENT" or "CEDENTS" shall have the meaning specified in the introductory paragraph.

        "CEDENTS DATA" shall have the meaning specified Section 17.1(c).

        "CLAIMS CONTROL EVENT" shall have the meaning specified in Section 11.2(h).

        "CLAIMS GUIDELINES" shall have the meaning specified in Section 11.2(b).

        "DAMAGE" means any loss, damage, claim, liability, cost or expense of any nature (including, without limitation, any bodily injury, property damage, business interruption, lost profit, consequential or indirect losses, damages, claims, liabilities, costs or expenses) and wherever occurring.

        "EFFECTIVE DATE" shall have the meaning specified in Section 2.1.

        "EXCESS LIMITS LIABILITY" means any amounts payable in excess of a Reinsured Policy limit as a result of alleged or actual negligence or reckless conduct in failing to settle or rejecting a settlement within the policy limit, in the preparation of the defense, in the trial of any action against the insured or reinsured, or in the preparation of or prosecution of an appeal consequent upon such action. The date on which any Excess Limits Liability is incurred by a Cedent will be deemed, in all circumstances, to be the same date established in respect of the claim from which the Excess Limits Liability arose.

        "EXPENSE ALLOWANCE" shall have the meaning specified in Section 4.1(a).

        "EXPERIENCE ACCOUNT" shall have the meaning specified in Section
10.1(a).

        "EXPERIENCE TRIGGER EVENT" shall have the meaning specified in Section 10.3.

        "EXTRA CONTRACTUAL OBLIGATIONS" means all liabilities not covered under the provisions of any policy included within the Reinsured Policies or under any other provision of this Agreement, whether for compensatory, consequential, punitive, exemplary, bad faith or other damages, which relate to or arise in connection with any alleged or actual act, error or omission, whether intentional or otherwise, or from any alleged or actual negligence, reckless conduct or bad faith, in connection with the handling of any claim arising out of or under any of the Reinsured Policies or in connection with the marketing, sale, underwriting, issuance, delivery, cancellation or administration of any of the Reinsured Policies, or in the preparation of the defense or in the trial of any action against the insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action. For the avoidance of doubt, Extra

Contractual Obligations include (y) amounts paid in settlement of claims that seek or purport to assert liability of the Cedents for amounts that, if such claim were proved, would be Extra Contractual Obligations and (z) all costs, charges, and expenses, including without limitation attorneys' fees, of the Cedents in defending any such claim (including expenses that might otherwise be categorized as Loss Adjustment Expenses but for the fact that they were incurred in connection with an Extra Contractual Obligation). The date on which any Extra Contractual Obligation is incurred by a Cedent will be deemed, in all circumstances, to be the same date established in respect of the claim from which the Extra Contractual Obligation arose.

        "FEDERAL ARBITRATION ACT" means Title 9 of the United States Code, as amended.

        "FUNDS WITHHELD ACCOUNT" shall have the meaning specified in Section
8.1.

        "FUNDS WITHHELD ACCOUNT INVESTMENT INCOME" shall have the meaning specified in Section 8.3(a).

        "FUNDS WITHHELD INTEREST RATE--RETAINED" means an amount equal to the average yield of the assets representing the Funds Withheld Account that is withheld from deposit to the Funds Withheld Trust Accounts pursuant to Section 8.4, determined in accordance with the formula I / [A x .65] where:

        I = the recorded income during the Accounting Period attributable to the Cedents' Corporate Owned Life Insurance Policies ("COLI"), to be determined as B-A+C,

        A equals the carrying value of the COLI at the beginning of the Accounting Period,

        B equals the carrying value of the COLI at the end of the Accounting Period,

and.

        C equals any cash distribution (death benefits, policy loans, cash surrenders, or partial withdrawals) made from the COLI during the Accounting Period.

        "FUNDS WITHHELD INTEREST RATE--TRUST" means an amount equal to the average yield, at amortized cost, of the assets in the Funds Withheld Trust Accounts, determined in accordance with the formula 2I/[A+B-I] where:

        I equals the accrued investment income and realized capital gains and losses and changes (decreases less increases) in the Interest Maintenance Reserve, net of investment expenses, calculated by the Cedents on a statutory historical book value basis during the current Accounting Period with respect to the assets in the Funds Withheld Trust Accounts, and

        A equals the book value of the assets in the Funds Withheld Trust Accounts at the beginning of the Accounting Period (after reflecting the settlement for the end of the prior Accounting Period), and

        B equals the book value of the assets in the Funds Withheld Trust Accounts at the end of the Accounting Period (before reflecting the settlement for the end of the current Accounting Period).

        The Interest Maintenance Reserve is the amount reflected in the Cedents' statutory financial statements relating to the assets in the Funds Withheld Trust Accounts. Any Interest Maintenance Reserve relating to such assets will be excluded for purposes of this calculation and only changes in the Interest Maintenance Reserve related to Funds Withheld Trust Account asset transactions after the Effective Date will be included.

        "FUNDS WITHHELD TRUST ACCOUNT" shall have the meaning specified in
Section 8.4.

        "FUNDS WITHHELD TRUST AGREEMENT" shall have the meaning specified in
Section 8.4.

        "INCREMENTAL LIMIT AMOUNT" shall have the meaning specified in Section 2.4.

        "INITIAL CEDING COMMISSION" shall have the meaning specified in Section 3.3.

        "INITIAL REINSURANCE PREMIUM" shall have the meaning specified in
Section 3.1.

        "INITIAL REPORT" shall have the meaning specified in Section 5.2.

        "INSOLVENCY FUND" means any guarantee fund, insolvency fund, plan, pool, association, fund or other arrangement, however denominated, established or governed, which provides for any assessment of or payment or assumption by the Cedents of part or all of any claim, debt, charge, fee or other obligation of an insurer or reinsurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

        "LIMIT ACCOUNT" shall have the meaning specified in Section 2.4(a).

        "LIMIT AMOUNT REDUCTION" means, for any Accounting Period (or any part thereof), an amount equal to 50% of the difference between the Rate Adjusted Net Premiums for that Accounting Period (or part thereof) and the Net Premiums for that Accounting Period (or part thereof). A Limit Amount Reduction shall only occur as a result of a Regulatory Risk Event or Material Breach Event.

        "LOC" shall have the meaning specified in Section 9.2(a).

        "LOC VALUE" shall have the meaning specified in Section 9.2(b).

        "LOSS" or "LOSSES" means the amount of benefits or losses paid by each Cedent with respect to claims arising under the Reinsured Policies, including without limitation, any settlements or compromises of disputed claims and any waived premium incurred on or after the Effective Date.

        "LOSS ADJUSTMENT EXPENSES" means, with respect to each Cedent, all costs, fees and expenses incurred by the Cedent or its Affiliates in the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of all claims or the monitoring, preservation or enforcement of rights, interests or benefits under or with respect to the Reinsured Policies, including office expenses and salaries of employees of the Cedent or of its affiliates or any other administrative or overhead expenses of the Cedent or of its Affiliates, and court costs, and interest on any judgment or award; Loss Adjustment Expenses shall also include (i) expenses associated with an action by the Cedent for declaratory judgment filed in connection with the Reinsured Policies and (ii) any payments made under the Reinsured Policies which exceed the benefit provisions of the Reinsured Policies as a result of deviation from the Claims Guidelines.

        "MANDATORY FILING DATE" shall have the meaning specified in Section 23.2(b).

        "MATERIAL ADVERSE EFFECT" shall have the meaning specified in Section 15.3.

        "MATERIAL BREACH EVENT" shall have the meaning specified in Section 23.2(f).

        "MATERIAL CHANGE" shall have the meaning specified in Section 15.3.

        "NET PREMIUM" means an amount equal to at anytime (i) gross premiums written (including waived premiums) collected under the Reinsured Policies on and after the Effective Date, less (ii) premiums for reinsurance under the Ceded Reinsurance Agreements and the Other Ceded Reinsurance, whether or not such reinsurance is collectible, plus (iii) expense allowances received under the Ceded Reinsurance Agreements and the Other Ceded Reinsurance, plus (iv) all amounts collected by the Cedents with respect to reinstatement of any of the Reinsured Policies.

        "NON-APPROVED AMENDMENTS" shall have the meaning specified in Section
2.2.

        "NOTICE OF CANCELLATION" shall have the meaning specified in Section
15.1.

        "NOTICE OF INTENTION TO ARBITRATE" shall have the meaning specified in
Section 20.1.

        "NOTICE OF PROPOSED COMMUTATION" shall have the meaning specified in
Section 15.2(a).

        "NUCLEAR HAZARD" means (i) an actual or threatened nuclear or radioactive accident or incident (regardless of when such Damage becomes manifest or known), and/or (ii) the controlling, suppressing, hindering, responding to, remediating or defending against an actual, threatened or expected nuclear or radioactive accident or incident or pursuant to any instructions, recommendations, warnings or advice given or preventative action taken with respect to any actual or expected nuclear or radioactive accident or incident, regardless in the case of both clauses (i) and (ii), (A) of any other cause or event that contributes concurrently or in any sequence or in any chain of events to the loss, damage, claim, liability, cost or expense and (B) whether the Damage is accidental, foreseeable or intentional, and including any such liability as a result of an Act of Terrorism.

        "OBLIGATORY PREMIUM RATE INCREASE" shall have the meaning specified in
Section 23.2.

        "OTHER CEDED REINSURANCE" shall have the meaning specified in Section 14.1(c).

        "PENN TREATY" shall have the meaning specified in the Recitals.

        "PERSON" means any individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "PROGRAM OF INTERNAL REPLACEMENT" shall have the meaning specified in
Section 17.1(b).

        "PTAC" means Penn Treaty American Corporation, a corporation organized under the laws of the Commonwealth of Pennsylvania.

        "QUARTERLY REPORT" shall have the meaning specified in Section 5.3.

        "QUARTERLY SETTLEMENT" shall have the meaning specified in Section 5.1.

        "RATE ADJUSTED NET PREMIUMS" shall mean an amount equal to the Net Premiums that would have been charged to the Cedents' policyholders had the Cedents filed for and been granted Obligatory Premium Rate Increases in accordance with Article XXIII herein (whether or not such filing is made or such increase is granted); provided that the parties agree that for the purposes of determining the Rate Adjusted Net Premiums, the Cedents shall be deemed to have been granted rate increases in respect of any Obligatory Premium Rate Increase filing on the earlier of (i) the date such filing was actually granted and (ii) the 180th day subsequent to the applicable Mandatory Filing Date, although it is understood and agreed that once granted, Rate Adjusted Net Premiums will be collected following a 60 day implementation period and following the modal payment structure of the affected Reinsured Policy.

        "RECAPTURE DATE" means the effective date of any recapture of the Reinsured Risks as provided in Section 6.3.

        "REGULATORY RISK EVENT" shall mean the failure to obtain an Obligatory Premium Rate Increase as a result of any matter beyond the reasonable control of the Cedents, including any changes in applicable statute, law, rule, regulation, governmental practice, policy and procedure, NAIC-adopted model law, or regulatory action or inaction, affecting the Cedents' Reinsured Policies, products or rates.

        "REINSURED POLICIES" means the long term care policies and riders attached thereto (i) issued by or on behalf of the Cedents prior to January 1, 2002, (ii) in force on the Effective Date or in force prior to the Effective Date and reinstated after the Effective Date and (iii) described in Schedule A.

        "REINSURED RISKS" shall have the meaning specified in Section 2.1.

        "REINSURER ALLOWANCE" shall have the meaning specified in Section 10.2.

        "REINSURER TRUST ACCOUNT" shall have the meaning specified in Section
9.1.

        "REINSURER TRUST AGREEMENT" shall have the meaning specified in Section 9.1.

        "RESERVE CREDIT TRUST ASSETS" shall have the meaning specified in
Section 9.2.

        "REVIEWS" shall have the meaning specified in Section 23.1(c).

        "SAP" means statutory accounting practices prescribed or permitted by the Insurance Department of the Commonwealth of Pennsylvania.

        "SEMI-ANNUAL REVIEW" shall have the meaning specified in Section
23.1(a).

        "TERMINAL ACCOUNTING AND SETTLEMENT" shall have the meaning specified in
Section 6.4(a).

        "TERMINATION DATE" means the effective date of any termination of this Agreement as provided in Section 6.2.

        "TOTAL CEDED RESERVES" means, as of any given date, an amount, with respect to each Cedent, equal to (i) its gross reserves calculated in accordance with Pennsylvania Department of Insurance Standards with respect to the Reinsured Risks, less (ii) an amount equal to its reinsurance ceded with respect to the Reinsured Risks pursuant to the Ceded Reinsurance Agreements and the Other Ceded Reinsurance. Gross reserves consist of unearned premium reserves, claim liabilities and claim reserves (including reserves for Loss Adjustment Expenses), and additional active life reserves.

        "TRUSTEE" shall have the meaning specified in Section 9.1.

        "ULTIMATE NET LOSS" shall have the meaning specified in Section 2.3.

        "WAR AND MILITARY ACTION" means (i) war, including undeclared or civil war, (ii) warlike action by a military force, including action in hindering or defending against an actual or expected attack, by any government, sovereign or other authority using military personnel or other agents; or (iii) insurrection, rebellion, revolution, usurped power, or action taken by governmental authority in hindering or defending against any of these.

                                   ARTICLE II

                                    COVERAGE
                                    --------

        2.1. COVERAGE. As of June 30, 2005 (the "Effective Date"), each Cedent agrees to reinsure with the Reinsurer, and the Reinsurer agrees to indemnify each Cedent for, one hundred percent (100%) of Ultimate Net Loss paid by such Cedent under the Reinsured Policies on or after the Effective Date, subject to the limits set forth herein (the "Reinsured Risks").

        2.2. CONDITIONS. No changes, amendments, revisions, supplements or modifications (each, an "Amendment") made on or after the Effective Date in the terms and conditions of the Reinsured Policies shall be covered hereunder without the prior written approval of such Amendment by the Reinsurer, other than such Amendment as may be required under applicable law (which shall be promptly communicated in writing to the Reinsurer). In the event that any Amendments are made in any Reinsured Policy without the prior written approval of the Reinsurer (each, a "Non-Approved Amendment"), this Agreement will cover Ultimate Net Loss paid by the Cedents under the Reinsured Policies as if the Non-Approved Amendments had not been made and Cedents jointly and severally agree to be liable for all expenses, fees or other liabilities associated with such Non-Approved Amendments and shall, pursuant to Article XVIII hereof, jointly and severally indemnify and hold harmless the Reinsurer in connection with any such costs and expenses.

        2.3. ULTIMATE NET LOSS. Subject to Section 2.5, "Ultimate Net Loss" shall mean, with respect to each Cedent, the actual Losses paid by such Cedent after making deductions for all recoveries, subrogations and inuring reinsurance under the Ceded Reinsurance Agreements and the Other Ceded Reinsurance, whether or not collectible. 2.4. AGGREGATE LIMIT.

        (a) LIMIT ACCOUNT. A notional "Limit Account," shall be calculated by the Reinsurer as of the Effective Date of this Agreement and maintained until all obligations of the Reinsurer hereunder have been satisfied or discharged in full as follows:

                The Limit Account balance shall be calculated by the Reinsurer and as of any date shall be equal to the following:

        Part I: 1)      Incremental Limit Amount, plus

                2)      The Initial Premium, less

                3)      The Initial Ceding Allowance, plus

                4) The cumulative Net Premiums collected after the Effective Date, less

                5) The cumulative Expense Allowances reimbursed after the Effective Date, plus

                6) The cumulative Funds Withheld Account Investment Income (Trust and Retained) after the Effective Date;

                            less

        Part II:        100% of Ultimate Net Loss

All Net Premiums are deemed to be credited to and all Ultimate Net Losses are deemed to be debited from the Limit Account at the exact time when such Net Premiums and Ultimate Net Losses are credited to and debited from, respectively, the Funds Withheld Account.

        (b) "Incremental Limit Amount" shall equal $100 million, subject however, to any reductions pursuant to Articles XXII and XXIII herein.

        (c) REINSURER'S AGGREGATE LIMIT OF LIABILITY. Notwithstanding any other provision of this Agreement, in no event shall the Reinsurer's Aggregate Limit of Liability at any time under or related to this Agreement be greater than the amount in Part I of the Limit Account, as set forth in Section 2.4(a).

        2.5. EXCLUSIONS. The following shall in all events be excluded from Ultimate Net Loss and the Reinsurer shall have no liability whatsoever with respect thereto: (i) Loss Adjustment Expenses; (ii) Extra Contractual Obligations; (iii) Excess Limits Liability; (iv) any and all liability arising, by contract, operation of law, or otherwise from a Cedent's participation or membership whether voluntary or involuntary in any Insolvency Fund; (v) any Damage directly or indirectly caused or occasioned by or resulting from any Nuclear Hazard; (vi) any Damage directly or indirectly caused or occasioned by or resulting from any Act of Terrorism to the extent set forth in Schedule C; and (vii) any Damage directly or indirectly caused or occasioned by or resulting from any War and Military Action. For the avoidance of doubt, if it is alleged by the Reinsurer that any claim is not covered by reason of this Section 2.5, the burden of proving the contrary shall be on the Cedents.

        2.6. TERRITORY. The territorial limits of this Agreement shall be identical with those of the Reinsured Policies.

                                  ARTICLE III

             REINSURANCE PREMIUM; POLICY PREMIUM; CEDING COMMISSIONS
             -------------------------------------------------------

        3.1. REINSURANCE PREMIUM. The initial reinsurance premium due from each Cedent to the Reinsurer shall be an amount equal to the Total Ceded Reserves of such Cedent as of the Effective Date (each, an "Initial Reinsurance Premium"), which the parties hereby agree are $963,456,708 with respect to Penn Treaty and $76,019,654 with respect to American Network. The Initial Reinsurance Premium for a Cedent, less an amount equal to the applicable Initial Ceding Commission for such Cedent, shall be credited to each applicable Funds Withheld Account in accordance with Article VIII. In addition, within three (3) Business Days of the date hereof, the Cedents shall pay to the Reinsurer an initial reinsurer allowance equal to $2,270,000.

        3.2. POLICY PREMIUMS. In addition to the Initial Reinsurance Premium, the Reinsurer shall be entitled to all Net Premiums paid after the Effective Date. Each Cedent hereby agrees to promptly credit to each Funds Withheld Account all such Net Premiums in accordance with Article VIII. In order to secure its liabilities to the Reinsurer, each Cedent shall deposit to its respective Funds Withheld Trust Account, promptly following receipt, an amount equal to premiums (and amounts collected on reinstatement) collected on Reinsured Policies and amounts received under the Ceded Reinsurance Agreements and the Other Ceded Reinsurance less any estimated Expense Allowances related to such premiums.

        3.3. INITIAL CEDING COMMISSIONS. The Reinsurer shall allow the Cedents an initial ceding commission equal to $60,000,000 with respect to Penn Treaty and $0 with respect to American Network (each, an "Initial Ceding Commission")

                                   ARTICLE IV

                               EXPENSE ALLOWANCES
                               ------------------

        4.1.    EXPENSE ALLOWANCE.

        (a) With respect to each Accounting Period ending after the Effective Date, the Reinsurer shall allow each Cedent an expense allowance (each, an "Expense Allowance") in an amount equal to the sum of:

                (i) Renewal commissions paid by such Cedent to its agents with respect to the Reinsured Policies during the Accounting Period, not to exceed 10.5% of Net Premiums collected by such Cedent during the Accounting Period; plus

                (ii) 6.7 % of Net Premiums for such Cedent collected during the Accounting Period; plus

                (iii) 2.5 % of Net Premiums for such Cedent collected during the Accounting Period; plus

                (iv) 4.0 % of Ultimate Net Loss for such Cedent paid during the Accounting Period.

        However, in no event will the Expense Allowance of a Cedent with respect to any Accounting Period exceed 25% of Net Premiums collected by that Cedent during the Accounting Period.

        (b) To the extent that the Reinsurer exercises any of its rights under Article XI and incurs any fees, costs and expenses in connection therewith, such fees, costs or expenses shall be deducted from the Expense Allowance.

        4.2. NO LIABILITY FOR EXPENSES OTHER THAN EXPENSE ALLOWANCES. Taxes paid and expenses (including Loss Adjustment Expenses) incurred by the Cedents in connection with the Reinsured Policies are included as part of the Expense Allowances paid by the Reinsurer. Except as included therein, the Reinsurer will not reimburse the Cedents for any premium taxes, Federal, state or local income or other taxes, including any applicable excise taxes, or any licensing or other fees allocated directly or indirectly to the Reinsured Risks, it being expressly understood that the Cedents shall be solely liable for all such amounts that may be owed by them. The Reinsurer shall not bear any part of any expenses incurred in connection with the administration of the Reinsured Policies, including Loss Adjustment Expenses, other than the Expense Allowances.

                                   ARTICLE V

                            ACCOUNTING AND SETTLEMENT
                            -------------------------

        5.1. PAYMENT OF AMOUNTS DUE. Except as otherwise specifically provided herein, all amounts due to be paid to each Cedent and the Reinsurer under this Agreement shall be determined on a net basis as of the Effective Date and subsequently as of the last day of each Accounting Period ending after the Effective Date. The net amount due the Reinsurer as of the Effective Date shall be set forth in the Initial Reports and paid by the Cedents within three (3) Business Days of the date hereof. Each net amount subsequently due with respect to each Accounting Period ending after the Effective Date (the "Quarterly Settlement") shall be paid by the Reinsurer to each Cedent, or by each Cedent to the Reinsurer, as applicable, in accordance with Section 8.1, no later than fifteen (15) calendar days after receipt by the Reinsurer of the applicable Quarterly Reports.

        5.2. INITIAL REPORTS. A report shall be provided by each Cedent to the Reinsurer within three (3) Business Days of the date hereof providing the data required in Schedule B - Part I (each an "Initial Report").

        5.3. QUARTERLY REPORTS. Within forty-five (45) calendar days of the end of each Accounting Period, each Cedent shall deliver to the Reinsurer a report that shall provide the financial data for such Accounting Period required in Schedule B - Part II, together with any additional information reasonably required by the Reinsurer to complete its statutory financial statements filed with the applicable state insurance regulators (each, a "Quarterly Report").

        5.4. ANNUAL REVIEW. Within sixty (60) calendar days of the commencement of the Annual Review conducted pursuant to Article XXIII, each Cedent shall deliver a report to the Reinsurer containing the results of such review, including the projected morbidity and other experience and any warranted premium rate increases.

        5.5. BEST EFFORTS TO SUPPLY ACTUAL DATA. In preparing all reports required in this Agreement, each Cedent shall use its best efforts to supply the actual data. If the actual data cannot be supplied with the appropriate report, such Cedent shall produce best estimates and shall provide amended reports based on actual data no more than ten (10) Business Days after the actual data becomes available and the parties will settle any additional amounts due within five (5) Business Days thereafter, together with interest as provided in Section 5.6 hereof.

        5.6.    ADDITIONAL REPORTS AND UPDATES.

        (a) For so long as this Agreement remains in effect, the Cedents shall each periodically furnish to the Reinsurer such other reports and information as may be reasonably required by the Reinsurer and reasonably available to the Cedents.

        (b) The Cedents shall each furnish to the Reinsurer all information that the Reinsurer reasonably requires in order for the Reinsurer to prepare its financial reports in accordance with the accounting reporting requirements of the Reinsurer, including, but not limited to, that information necessary to complete an actuarial opinion in the form and substance similar to what would be required if the Reinsurer were domiciled in the United States. The Cedents shall also promptly furnish to the Reinsurer a copy of any disclosure relating to this Agreement that is filed with the U.S. Securities and Exchange Commission by or on behalf of either of the Cedents, PTAC, or any Affiliate thereof that is required to file reports under the U.S. federal securities laws.

        (c) The Cedents covenant and agree that each shall notify the Reinsurer within twenty-four (24) hours after such Cedent receives notice of any regulatory action, order, proceeding, or planned or threatened regulatory intervention or oversight by any regulatory agency having jurisdiction over such Cedent in connection with its financial condition or market conduct, including, but not limited to, any notice of impairment, corrective order, risk based capital deficiency or event, or other similar threatened regulatory action.

        (d) The Cedents acknowledge and agree that failure to comply with the covenants set forth in this Article V, if remaining uncorrected thirty (30) days following written notification by the Reinsurer, shall constitute a material breach of this Agreement by the Cedents. The Cedents shall not willingly or willfully delay or hinder immediate correction of any known breach. In addition, the Cedents acknowledge and agree that the failure to correct the acts or omissions giving rise to any regulatory action described in Section 5.6(c) within thirty (30) days of receipt of notice of such act or omission or receipt of the notice of regulatory action by a Cedent shall in each such case constitute a material breach of this Agreement with or without notification by the Reinsurer. Remedies available to the Reinsurer for such breach include, but are not limited to, those contained in Section 8.5 and
Article XV.

        (e) DELAYED PAYMENTS. In the event that all or any portion of a Quarterly Settlement amount becomes overdue (whether because of a failure to pay in accordance with Section 5.1 or Section 5.5 hereof or the production of a report based on best estimates as contemplated in Section 5.5 hereof, or otherwise), the portion of the amount overdue shall bear interest at an annual rate equal to the then current three (3) month U.S. Treasury Rate on the date that the payment becomes overdue plus 200 basis points, for the period that the amount is overdue.

                                   ARTICLE VI

                       DURATION, TERMINATION AND RECAPTURE
                       -----------------------------------

        6.1. DURATION. Except as otherwise provided herein, this Agreement shall be unlimited in duration.

        6.2. REINSURER'S LIABILITY. The Reinsurer's liability with respect to the Reinsured Risks will terminate on the earliest of: (i) the Recapture Date;
(ii) the date the Cedents' liability with respect to the Reinsured Risks is terminated; and (iii) the date this Agreement is terminated.

        6.3.    RECAPTURE.

        (a) Provided that both Cedents give notice of recapture, the Cedents shall have the right, as of any January 1, beginning with January 1, 2008 on ninety (90) days' prior written notice to the Reinsurer delivered by certified or registered mail, to recapture the Reinsured Risks in full, but not in part.

        (b) Upon the Reinsurer's receipt of the Cedents' notice to recapture the Reinsured Risks as set forth in this Section 6.3, the recapture shall be binding on all parties. In the event of recapture, the Reinsurer's sole liability shall be to pay to the Cedents the net payments required under Section
6.4. Recapture by the Cedents, and payment to the Cedents of the net payments required under this Article VI, if any, shall constitute a complete and final release of the Reinsurer in respect of any and all known and unknown obligations or liability of any nature to the Cedents or any other Person under or related to this Agreement and there shall be no Quarterly Report or Quarterly Settlement with respect to the quarter in which the Recapture Date falls, other than the Terminal Accounting and Settlement. Simultaneous with the payment by the Reinsurer to the Cedents of the net amount due the Cedents under the Terminal Accounting and Settlement, the Cedents shall instruct the Trustee to distribute to the Reinsurer the remaining balances of the Reinsurance Trust Accounts and shall instruct the trustee of the Funds Withheld Trust Accounts to distribute, or consent to such trustee's distributing, to the Reinsurer the remaining balances of the Funds Withheld Trust Accounts.

        6.4. PAYMENTS ON RECAPTURE. (a) In the event that the Reinsured Risks are to be recaptured pursuant to this Article VI, the Cedents shall supply the Reinsurer with a net accounting and settlement as to any balance due under this Agreement with respect to the Reinsured Risks (the "Terminal Accounting and Settlement") within forty-five (45) days following the Recapture Date;

        (b) Any net payment required under the Terminal Accounting and Settlement shall be paid within thirty (30) days after receipt of the Terminal Accounting and Settlement. Net payments with respect to the Reinsured Risks required under the Terminal Accounting and Settlement shall consist of the following:

                (i) the payment by the Cedents to the Reinsurer of an amount equal to the balance of the Funds Withheld Accounts calculated to the Recapture Date with interest from the Recapture Date to the date of payment equal to the Funds Withheld Interest Rate--Trust applied to the balance of the Funds Withheld Accounts as of the Recapture Date;

                (ii) the payment by the Cedents to the Reinsurer of an amount equal to the portion of the Reinsurer Allowances as set forth in Section 10.2. for the final Accounting Period; and

                (iii) the payment by the Reinsurer to the Cedents of an amount equal to (A) less (B), where:

                        A equals the sum of the balance of the Experience
                Accounts in respect of each Cedent (except in the case where recapture occurs after January 1, 2011 and the sum of the balance of the Experience Accounts in respect of each Cedent is greater than the sum of the Total Ceded Reserves at the Recapture Date, in which case A equals the sum of the Total Ceded Reserves);

                        B equals .50% of the sum of the Total Ceded Reserves as
                of the Recapture Date if the Recapture Date is on or before January 1, 2008; otherwise B equals zero.

                        A shall also include interest on the amount in A from
                the Recapture Date to the date of payment at the Funds Withheld Interest Rate -- Trust.

                                   ARTICLE VII

                                   INSOLVENCY
                                   ----------

        7.1. PAYMENTS. In the event of the insolvency of a Cedent, net payments due the Cedent on all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall be payable by the Reinsurer directly to the Cedent or to its liquidator, receiver, or statutory successor on the basis of the liability of the Cedent under the policy or policies reinsured, without diminution because of the insolvency of the Cedent. It is agreed and understood; provided, however, that (i) in the event of the insolvency of a Cedent, the Cedent or its liquidator, receiver, or statutory successor shall give the Reinsurer written notice of the pendency of a claim against the insolvent Cedent on a Reinsured Policy within a reasonable time after such claim is filed in the insolvency proceeding and (ii) during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defenses which it may deem available to the Cedent or its liquidator, receiver or statutory successor.

        7.2. EXPENSES. It is further understood that any expense incurred by the Reinsurer pursuant to Section 7.1 shall be chargeable, subject to court approval, against the insolvent Cedent as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Cedent solely as a result of the defense undertaken by the Reinsurer. Where two or more assuming reinsurers are involved in the same claim and a majority in interest elect to interpose defenses to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Cedent.

                                  ARTICLE VIII

                                 FUNDS WITHHELD
                                 --------------

        8.1. FUNDS WITHHELD ACCOUNT. Subject to the terms of this Agreement, each Cedent shall retain one hundred percent (100%) of the Initial Reinsurance Premium on a funds withheld basis. Each Cedent shall establish on its books as a liability to the Reinsurer a funds withheld account with respect to this Agreement (each, a "Funds Withheld Account"). Each Cedent shall maintain a Funds Withheld Account in an amount, determined in accordance with SAP, equal to (i) the Initial Reinsurance Premium for the Cedent, plus (ii) the cumulative Funds Withheld Account Investment Income, plus (iii) Net Premiums applicable to such Cedent, less (iv) amounts applied by the Cedent in payment of amounts due from the Reinsurer for the Reinsurer's liability under Section 2.3 with respect to Ultimate Net Loss (adjusted to reflect recoveries, salvages, subrogations or payments received by the Cedent), less (v) the Initial Ceding Commission due to the Cedents under the terms of this Agreement, less (vi) the cumulative Expense Allowances, less (vii) the cumulative Reinsurer Allowances. The balance of the Funds Withheld Account shall in no event be less than zero.

        8.2.    APPLICATION OF FUNDS WITHHELD.

        In consideration of the Reinsurer agreeing to the funds withheld arrangement set forth in this Article VIII, each Cedent agrees that, except as otherwise specifically set forth in this Agreement, such Cedent, its liquidator, receiver or statutory successor, shall apply the assets in the Cedent's Funds Withheld Trust Account against the Reinsurer's liability under this Agreement to the Cedent until the assets in the Funds Withheld Trust Account are exhausted and (ii) no payments by the Reinsurer to the Cedent hereunder or draws from the Reinsurer Trust Account shall be made until all amounts in the Funds Withheld Trust Account have been exhausted.

        8.3.    FUNDS WITHHELD INVESTMENT INCOME.

        (a) Commencing as of the Effective Date, each Cedent shall credit to the Reinsurer interest on its Funds Withheld Account in an amount equal to the sum of (i), (ii) and (iii) (the "Funds Withheld Account Investment Income"), where:

                (i) equals 50% of the Funds Withheld Interest Rate--Trust applied to (A) less (B) less (C) ; where (A) equals the Net Premiums collected during the Accounting Period, (B) equals the Ultimate Net Loss paid during the Accounting Period, , and (C) equals the Expense Allowance for the Accounting Period; and

                (ii) equals the Funds Withheld Interest Rate--Trust applied to the balance of its Funds Withheld Account at the beginning of the Accounting Period less that portion of the Funds Withheld Account withheld from deposit to the Funds Withheld Trust Account, as described in Section 8.4; and

                (iii) equals the Funds Withheld Interest Rate--Retained applied to (A), where (A) equals the balance of its Funds Withheld Account withheld from deposit to the Funds Withheld Trust Account, as described in Section 8.4, at the beginning of the Accounting Period.

        (b) The Funds Withheld Account Investment Income shall be determined and credited on a quarterly basis.

        (c) The Reinsurer and each Cedent agree that they may use an alternative Funds Withheld Account Investment Income calculation as mutually agreed to, subject to the approval of the Pennsylvania Department of Insurance.

        (d) The Funds Withheld Account Investment Income for the first Accounting Period for (i) Penn Treaty will equal the amount determined by the calculation in Section 8.3(a) above plus an amount equal to $3,400,000 representing approximate interest on the Initial Reinsurance Premium less the Initial Ceding Commission from the Effective Date to the date hereof and (ii) for American Network will equal the amount determined by the calculation in
Section 8.3(a) above plus an amount equal to $300,000 representing approximate interest on the Initial Reinsurance Premium less the Initial Ceding Commission from the Effective Date to the date hereof, such amounts to be reconciled and adjusted for actual experience following the initial deposit made to the Funds Withheld Trust Accounts.

        8.4. FUNDS WITHHELD TRUST ACCOUNTS. The Cedents shall enter into trust agreements in the form attached hereto as EXHIBIT A and EXHIBIT B, respectively (each, a "Funds Withheld Trust Agreement"), for the benefit of the Reinsurer with a bank acceptable to the Reinsurer and shall deposit, within three (3) Business Days of the date hereof, assets in trust for the benefit of the Reinsurer equal to the balance of their respective Funds Withheld Accounts as of the date hereof (each, a "Funds Withheld Trust Account"). Each Cedent shall at all times maintain sufficient assets in its Funds Withheld Trust Account to ensure that the book value of the assets in the Funds Withheld Trust Account, determined in accordance with SAP, equals or exceeds the balance of its respective Funds Withheld Account less the carrying value of its Corporate Owned Life Insurance Policies ("COLI") as of the end of each Accounting Period. The assets shall consist only of (i) cash (United States legal tender), (ii) certificates of deposit

(issued by a United States bank and payable in United States legal tender), and
(iii) other admitted assets of a character, maturity, and value to fulfill the intent of this Agreement, provided that such investment is issued by an institution that is not the parent, subsidiary or affiliate of either Cedent or the Reinsurer and provided further that such assets are of the type specified under 40 P.S. ss. 442.1(b)(1) and (2). The Reinsurer and the Cedents agree that Penn Treaty may withhold from deposit to its Funds Withheld Trust Account an amount not to exceed its carrying value under SAP of its COLI. Each Cedent shall deposit to its respective Funds Withheld Trust Account, immediately upon receipt, any cash distributions received under the COLI so long as the Funds Withheld Account balance exceeds the Funds Withheld Trust Account balance. Furthermore, the Reinsurer shall retain the right, at any time and in its sole discretion, to require the deposit of an amount equal to all or a portion of the carrying value of the COLI into the Funds Withheld Trust Account upon thirty days notice to Penn Treaty and make an equivalent reduction to the carrying value of the COLI wherever referenced under this Agreement.

        8.5. TERMINATION OF THE FUNDS WITHHELD TRUST ACCOUNTS. Notwithstanding any other provision of this Agreement, in the event that either Cedent materially breaches this Agreement and such material breach remains uncured thirty (30) calendar days after written notice of such breach is first provided by the Reinsurer, or if there is a Material Change, the Reinsurer shall have the right at any time thereafter to require that the Cedents deposit to the Reinsurer Trust Account an amount equal to the balance of the Funds Withheld Trust Accounts, which may be accomplished by instructing the trustee of the Funds Withheld Trust Accounts to distribute, or by consenting to such trustee's distributing, to the Reinsurer Trust Account, the balances of the Funds Withheld Trust Accounts. Thereafter, the parties shall close the Funds Withheld Trust Accounts and terminate the Funds Withheld Trust Agreements. In the event of subsequent recapture of the Reinsured Risks by the Cedents following such withdrawal of Funds Withheld Trust Account assets by the Reinsurer, all transferred funds will included investment income thereon for the purposes of Terminal Accounting and Settlement in accordance with Article VI and
Article XV.

        8.6.    INVESTMENT MANAGEMENT

        (a) The Reinsurer and the Cedents agree that the investment performance and credit monitoring of the assets deposited to the Funds Withheld Trust Account is an important component of the profitability of the reinsured business. Accordingly, the Cedents shall enter into an Investment Management Agreement dated as of July 28, 2005 (the "Investment Management Agreement") with Perspective (Barbados) Limited, formerly Brascan Strategic Asset Managment Limited (Barbados) ("BSAML"), pursuant to which BSAML will provide certain investment management advisory services in connection with the Funds Withheld Trust Account. The Cedents will use their best efforts to (i) agree with BSAML, by no later than October 31, 2005, on a performance fee formula for BSAML under the Investment Management Agreement, and (ii) agree to terms to extend the term of the Investment Management Agreement beyond its current December 31, 2005 scheduled term.

        (b) The Cedents shall evaluate and select an investment manager to manage the assets in the Funds Withheld Trust Accounts that will prudently manage the investment objectives as mutually determined by the Cedents and the Reinsurer. In the event that mutually agreed upon investment objectives are not met, based upon periodic assessment of the total return of the portfolio, the effective yield of the portfolio, the duration of the portfolio, management reporting effectiveness, fee structure and peer comparison with other similar investment management styles, the Reinsurer may require a reevaluation of, and change in, if deemed appropriate, investment managers, including consideration of BSAML if not currently engaged at that time.

        (c) The Cedents shall not engage an investment manager to manage the assets in the Funds Withheld Trust Accounts without the written consent of the Reinsurer, which shall not be unreasonably withheld.

                                   ARTICLE IX

                              REINSURANCE SECURITY
                              --------------------

        9.1. RESERVE CREDIT SECURITY. Within three (3) Business Days of the date hereof, the Reinsurer shall enter into trust agreements with respect to the Cedents in the forms attached hereto as EXHIBIT C and EXHIBIT D, respectively (each, a "Reinsurer Trust Agreement") and establish trust accounts (each, a "Reinsurer Trust Account") for the sole benefit of each Cedent with respect to the Reinsured Risks with a qualified United States financial institution as defined in 40 P.S. ss. 442.1(g)(2) (the "Trustee").

        9.2. REINSURER TRUST ACCOUNTS. (a) The Reinsurer agrees to maintain in each Reinsurer Trust Account, assets (the "Reserve Credit Trust Assets") to be held in trust by the Trustee for the sole benefit of each Cedent as security for the payment of the Reinsurer's obligations to each Cedent under this Agreement. The assets shall consist only of (i) cash (United States legal tender), (ii) certificates of deposit (issued by a United States bank and payable in United States legal tender), (iii) other admitted assets, provided that such assets are issued by an institution that is not the parent, subsidiary or affiliate of either Cedent or the Reinsurer and provided further that such assets are of the type specified under 40 P.S. ss.442.1 and

(iv) letters of credit meeting the requirements of Section 9.3 (each, an "LOC"). Any LOC will comply with Title 31 PA Code Ch. 163 ss.ss. 163.14-163.17.

        (b) The value of the assets in each Reinsurer Trust Account (other than the LOCs) at any time (the "Asset Value") shall be the current fair market value of such assets as of such valuation date. LOCs in each Reinsurer Trust Account shall be valued at their face amount as of the valuation date (such aggregate amount of all LOCs, the "LOC Value"). The "Aggregate Trust Account Value" as of any date shall be equal to the Asset Value on such date plus the LOC Value on such date.

        (c) Prior to depositing assets with the Trustee (other than LOCs), the Reinsurer shall execute all assignments and endorsements in blank, or transfer legal title to the Trustee of all shares, obligations or any other assets requiring assignments, in order that the Cedents, or the Trustee upon direction of the Cedents, may whenever necessary negotiate any such assets without consent or signature from the Reinsurer or any other entity.

        (d) All settlements of account under this Agreement between the Cedents and the Reinsurer shall be made in cash or its equivalent.

        (e) The Reinsurer and the Cedents agree that the assets in the Reinsurer Trust Accounts (including the proceeds of any draw on an LOC) may be withdrawn by the Cedents at any time, notwithstanding any other provisions in this Agreement, provided such assets are applied and utilized by the Cedents (or any successor of the Cedents by operation of law, including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Cedents), without diminution because of the insolvency of the Cedents or the Reinsurer, only for the purposes set forth in the Reinsurer Trust Agreements.

        9.3. LETTERS OF CREDIT. (a) In connection with the establishment of the Reinsurer Trust Accounts pursuant to Section 9.2, the Reinsurer may provide to the Trustee one or more LOCs that comply with the provisions of 40 P.S. ss.
442.1 and Title 31 PA Code Ch. 163 ss.163.15 of the Pennsylvania Insurance Regulations.

        (b) The Reinsurer shall be an LOC applicant. Any LOC shall be issued or confirmed by a qualified United States financial institution authorized to issue letters of credit pursuant to 40 P.S. ss.442.1(g)(2) provided, that such qualified United States financial institution shall not be a parent, subsidiary or affiliate of the Cedents or the Reinsurer.

        (c) The LOCs provided by the Reinsurer pursuant to the provisions of this Agreement may be drawn at any time, notwithstanding any other provisions herein, and shall be utilized by each Cedent or its permitted successors in interest only for one or more of the following reasons:

                (i) For the purposes set forth in the Reinsurer Trust Agreements; or

                (ii)    Upon receipt of a notice of non-renewal of the LOC.

        (d) Each Cedent shall return any amounts drawn on the LOC in excess of the actual amounts required for the purposes set forth in the Reinsurer Trust Agreements with interest calculated at a rate equal to the current three (3) month U.S. Treasury Rate plus 200 basis points applied on a per annum basis since the date the excess amounts were withdrawn. All of the foregoing shall be applied without diminution or increase because of insolvency on the part of either Cedents or the Reinsurer. Failure by either Cedent to return any such excess amounts within thirty calendar days (30) following such withdrawal shall constitute a material breach of this Agreement by the Cedents, and remedies available to the Reinsurer with respect to such breach include, but are not limited to, those contained in Section 8.5 and Article XV.

        9.4. ADJUSTMENTS. The Reinsurer shall deposit, within three (3) Business Days of the date hereof, into the respective Reinsurer Trust Account assets valued at a fair market value and LOCs valued at their face amount equal to the excess of Total Ceded Reserves of each Cedent as of the Effective Date over the balance of the Funds Withheld Account for such Cedent as of the Effective Date. The Cedents and the Reinsurer agree that thereafter, until the termination of this Agreement, following the receipt by the Reinsurer of (i) the statement of all assets in each Reinsurer Trust Account from the Trustee (as required under each Reinsurer Trust Agreement) and (ii) the Quarterly Report from the Cedents in the form of Schedule B - Part II (in accordance with Article
V), the assets and/or LOCs in each Reinsurer Trust Account will be adjusted in the following manner:

        (a) If the amount of Total Ceded Reserves of each Cedent as set forth on any Quarterly Report over the balance of the Funds Withheld Account of each Cedent at the end of each Accounting Period exceeds the Aggregate Trust Account Value of the applicable Reinsurer Trust Account, then the Reinsurer shall, within ten (10) calendar days of receiving such report, either (A) secure delivery of one or more additional LOCs to the Trustee, (B) secure an amendment increasing the face amount of one or more existing LOCs or (C) contribute additional (qualifying) assets (other than LOCs) to each Reinsurer Trust Account such that the Aggregate Trust Account Value of each Reinsurer Trust Account following such deliveries, increases and/or contributions is at least equal to the Total Ceded Reserves of each Cedent as set forth on each Quarterly Report over the balance of the Funds Withheld Account of each Cedent at the end of each Accounting Period.

        (b) If the amount of the Total Ceded Reserves of each Cedent as set forth on each Quarterly Report over the balance of the Funds Withheld Account of each Cedent at the end of each Accounting Period is less than the Aggregate Trust Account Value of each Reinsurer Trust Account (taking into account any distributions out of the Funds Withheld Trust Account pursuant to Section 8.2), then the Cedents shall, within thirty (30) days of receiving such report, permit the Reinsurer to withdraw, and take all actions necessary to effectuate such withdrawal of, an appropriate amount of trust assets or amend the amount of outstanding LOCs such that the Aggregate Trust Account Value of each Reinsurer Trust Account following such deliveries and/or amendments is equal to the Total Ceded Reserves of each Cedent as set forth on each Quarterly Report over the balance of the Funds Withheld Account of each Cedent at the end of each Accounting Period. Failure to comply with the covenants set forth in this Section 9.4(d) shall constitute a material breach of this Agreement. Remedies available to the Reinsurer for such breach include, but are not limited to, those contained in Article XV and Section 8.5.

        9.5. MAXIMUM RESERVE CREDIT TRUST ASSETS. The Cedents acknowledge that, in the event that the Aggregate Limit of Liability has been exceeded, or is expected to be exceeded in the future, they will be required to, and agree to, maintain a deficiency reserve for policyholders under SAP, regardless of the amount of Reserve Credit Trust Assets provided by the Reinsurer. Therefore, the Cedents and the Reinsurer agree that the Reserve Credit Trust Assets provided by the Reinsurer shall not exceed, as calculated at any time during this Agreement, an amount equal to the Incremental Limit Amount plus the absolute value of cumulative Reinsurer Allowances.

                                   ARTICLE X

                               EXPERIENCE ACCOUNT
                               ------------------

        10.1. EXPERIENCE ACCOUNT. (a) The Reinsurer shall establish as of the Effective Date and maintain on its books a notional experience account with respect to each

Cedent (each an "Experience Account") until all obligations of the Reinsurer under this Agreement have been satisfied or discharged in full.

        (b) The balance of each Experience Account as of the end of each Accounting Period shall be an amount equal to: (i) the Initial Reinsurance Premium for the Cedent, plus (ii) the cumulative Funds Withheld Account Investment Income, plus (iii) Net Premiums applicable to such Cedent, plus (iv) cumulative additional Reinsurer Allowances applicable to Experience Trigger Events times 1.045 times the number of calendar days elapsed since individual payment dates divided by 365, less (v) amounts applied by the Cedent in payment of amounts due from the Reinsurer for the Reinsurer's liability under Section
2.3 with respect to Ultimate Net Loss (adjusted to reflect recoveries, salvages, subrogations or payments received by the Cedent), less (vi) the Initial Ceding Commission due the Cedent under the terms of this Agreement, less (vii) the cumulative Expense Allowances, less (viii) the cumulative Reinsurer Allowances, less (ix) with respect to Penn Treaty, the negative balance, if any, in the Experience Account maintained by the Reinsurer with respect to American Network, and less (x), with respect to American Network, the negative balance, if any, in the Experience Account maintained by the Reinsurer with respect to Penn Treaty. After January 1, 2010, item (iv) in the above calculation shall be zero. The Experience Accounts may be a negative number. In such event, the balance of the applicable Experience Account will be carried forward with interest at 1.125% per Accounting Period applied to the negative balance of such Experience Account at the beginning of such Accounting Period. The parties hereto agree and acknowledge that the Experience Account is a notional account and has no bearing on the statutory financial statements of either Cedent.

        10.2. REINSURER ALLOWANCES. In the event that an Experience Trigger Event has not occurred, the Reinsurer Allowance with respect to each Accounting Period after the Effective Date, shall be an amount equal to the sum of (i) and
(ii), where:

                (i) equals 0.25% (0.375% effective January 1, 2009 and later) of the sum of the Total Ceded Reserves as of the end of the Accounting Period; and

                (ii) equals 0.50% of the market value of the Reserve Credit Trust Assets as of the beginning of the Accounting Period (not including any assets in the Reserve Credit Trust resulting from cumulative Reinsurer Allowances, if any, or amounts withdrawn by the Reinsurer from the Funds Withheld Trust Accounts and deposited in the Reserve Credit Trust).

In the event that an Experience Trigger Event has occurred with respect to an Accounting Period, the Reinsurer Allowance in part (i) above shall be .3125% (.4375% effective January 1, 2009 and later) of the sum of the Total Ceded Reserves of the Cedents as of the end of each Accounting Period during which and after the Experience Trigger Event occurred.

        10.3. EXPERIENCE TRIGGER EVENT. "Experience Trigger Event" shall mean, any of the following:

                (i) The total incurred claims measured at the end of a calendar year with respect to the Cedents, exceed, by more than 5%, the expected incurred claims for that calendar year. The incurred claims are paid claims (including waived premiums) plus increases in claim reserves. Expected incurred claims are consistent with the calculation of the expected loss ratio in Section 23.2(d).

                (ii) The Risk Based Capital Ratio at the end of a calendar year for either Cedent is less than 250%. The Risk Based Capital Ratio is defined as the ratio of Total Adjusted Capital to Authorized Control Level Capital, with both items as stated in the Cedents' NAIC annual statement.

                (iii) The Standard & Poor's Financial Strength Rating for Penn Treaty falls below B- at any time.

The failure of either Cedent to maintain a Risk Based Capital Ratio of at least 250% at the end of any calendar year or the failure of Penn Treaty to maintain a Standard & Poor's Financial Strength Rating of B- or higher shall constitute a material breach of this Agreement by the Cedents. Remedies available to the Reinsurer for such breach include, but are not limited to, those contained in
Section 8.5.

                                   ARTICLE XI

                         ADMINISTRATION; CLAIMS HANDLING
                         -------------------------------

        11.1. ADMINISTRATION. Subject to Section 11.2, each Cedent shall administer the Reinsured Policies and perform all accounting for the Reinsured Policies.

        11.2.   CLAIMS HANDLING.

        (a) Except as otherwise provided in this Agreement, the Cedents will continue to be responsible for the investigation, adjustment, defense and settlement obligations under the Reinsured Policies, and shall provide all servicing of the Reinsured Policies in the ordinary course of their business and in a manner consistent with this Section 11.2.

        (b) Each Cedent covenants and agrees that its claims administration practices and procedures shall not materially deviate from and shall substantially conform to those claims administration practices and procedures adopted by the Cedents (as may be modified to reflect changes required by the Reinsurer pursuant to Section 11.2(c)), and approved by the Reinsurer ("Claims Guidelines").

        (c) Each Cedent agrees that the claims guidelines adopted by the Cedents prior to the Effective Date may be audited by the Reinsurer at the Reinsurer's cost and expense within twelve (12) months of the Effective Date. The Reinsurer may require lawful and reasonable changes to such claims guidelines within such twelve (12) month period, which, if practicable and financially prudent, shall be promptly implemented and adopted by the Cedents.

        (d) Each Cedent shall maintain, at a minimum, no lesser level of performance in claims handling than was in place during the three (3) months prior to the Effective Date.

        (e) Each Cedent further covenants and agrees to use best efforts to provide prompt, accurate and quality claims administration services in accordance with its obligations under this Agreement generally, and more specifically, the Claims Guidelines. Each Cedent shall commit and devote sufficient time and effort, and shall utilize and allocate sufficient, competent management, personnel and other resources as may be necessary or advisable to perform its obligations under this Agreement.

        (f)     Failure to comply with the covenants set forth in this Section
11.2 shall constitute a material breach of this Agreement. Remedies available to the Reinsurer for such breach include, but are not limited to, those contained in Article XV, Section 8.5, and Sections 11.2 (h), (i) and (k).

        (g) The Reinsurer or its designee shall have the right at its cost and expense to audit and inspect the Cedents' claims administration practices and procedures from time to time as the Reinsurer may in its sole discretion deem desirable in accordance with Article XXI.

        (h) The Reinsurer shall have the right to: (i) take control of claims administration and/or (ii) replace either or both of the Cedents as claims administrator with a substitute claims administrator designated by the Reinsurer, which substitute claims administrator shall be duly licensed to administrate claims in each of the Cedents' licensed jurisdictions, and may be the Reinsurer or any of its Affiliates as may be allowed by individual state regulation, and/or (iii) institute an oversight process of the Cedents as claims administrator, upon the occurrence of any of the following:

                (A) either Cedent's NAIC Risk-Based Capital Level falls to or below the Company Action Level and is not corrected within 30 days, or immediately if the NAIC Risk-Based Capital Level falls to or below the Regulatory Action Level;

                (B) either Cedent materially breaches any covenant set forth in this Section 11.2;

                (C) if for whatever reason, either Cedent does not commence fulfillment of its duties and obligations provided in this Section 11.1 or once having commenced such duties and obligations, engages in neglect of its duties and obligations hereunder, or fails or refuses to carry out such duties and obligations hereunder, and such neglect, failure or refusal is reasonably likely to have a material adverse effect on the Reinsurer;

                (D) either Cedent or PTAC experiences any material change, direct or indirect, in its capital stock participation or control, or any material change in its management, directors, officers or key personnel, or if either Cedent or PTAC or any part of its business is sold, transferred or merged, and the Reinsurer reasonably determines that such material change has or is likely to have a materially adverse impact on the Reinsurer's interests;

                (E) either Cedent has taken any action or failed to comply with any applicable law or regulation, the ultimate result of which the Cedent knew or should have known would cause any governmental or regulatory agency or authority to revoke or suspend the authority of such Cedent or place such Cedent under any supervision or cease and desist order, and the Reinsurer reasonably determines in its sole discretion that such action, noncompliance, supervision or cease and desist order has had, or is reasonably likely to have, a materially adverse impact on the Reinsurer's interests; or

                (F) any Cedent's directors, officers, principals or key personnel are indicted for a crime involving financial dishonesty or fraud related to the Cedent's business.

Each of the events described in Sections 11.2(h)(iii)(A) through (F) shall be referred to as a "Claims Control Event." The ability for the Reinsurer to take control of claims handling and/or replace the Cedents in this capacity is a fundamental, bargained-for right under this Agreement.

Nothing elsewhere in this Agreement shall conflict with or otherwise limit the Reinsurer's right to control claims administration pursuant to this Section 11.2(h).

        (i) In the event of a Claims Control Event, and if the Reinsurer elects its remedy to take control of claims administration, an automatic adjustment shall be made to the Expense Allowance provided under Article IV of this Agreement such that the Reinsurer shall no longer be obligated to pay that part of the Expense Allowance set forth in Section 4.1(a)(iv). Each Cedent shall jointly and severally be obligated to reimburse the Reinsurer for that amount of expense reasonably incurred in taking control of and handling claims that exceed the sum that would otherwise be payable to the Cedents pursuant to Section 4.1(a)(iv). Furthermore, in order to indemnify and hold the Reinsurer harmless from such deviation, the Reinsurer's liability under this Agreement shall be adjusted such that this Agreement will cover Ultimate Net Loss arising from such Reinsured Policies, determined as if such deviation did not occur and such level of performance had been maintained.

        (j) The remedies available to the Reinsurer in the event of a Claims Control Event include all such remedies as are available under this Agreement and any remedies available under law or equity.

        (k) The Cedents shall cooperate fully with the Reinsurer in all reasonable respects in furtherance of the covenants and commitments outlined in this Section 11.2. To the extent permitted by law, each Cedent agrees that it will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further agreements, certificates, requests, orders, UCC financing statements, powers of attorney, instruments or other documents as the Reinsurer may reasonably request and as may be required in the Reinsurer's reasonable judgment to effectuate the intention of or facilitate the performance of this Agreement. The Parties acknowledge that a breach or threatened breach of the covenants, terms and conditions contained in this Agreement would cause irreparable harm to the Reinsurer and that money damages would not provide an adequate remedy therefor. As such, the Reinsurer shall be entitled to seek and obtain injunctive relief, without the posting of any bond or security, and any other equitable remedies, in addition to any other remedies available by law to enforce any of the foregoing obligations of the Cedents and all Reinsurer's remedies with respect thereto.

                                   ARTICLE XII

                        REINSURER'S RIGHT OF ASSOCIATION
                        --------------------------------

        As a condition precedent to the payment by the Reinsurer of any Ultimate Net Loss arising under this Agreement:

        (a) at any time, and from time to time, at the Reinsurer's own expense, the Reinsurer may investigate any claim or claims arising under any Reinsured Policy and may interpose the Reinsurer in any claim adjudication, suit or proceeding, including but not limited to any proceeding where the claim is to be adjudicated, and may pursue any defenses that the Reinsurer may deem available to the Cedents or their respective statutory receiver, conservator, liquidator, rehabilitator (or the like) or to the Reinsurer; and

        (b) the Cedents or their respective statutory receiver, conservator, liquidator, rehabilitator (or the like), will afford the Reinsurer the opportunity to be associated with the Cedents in the manner set forth in the immediately preceding paragraph (a), at the Reinsurer's own expense, and shall cooperate with the Reinsurer in all respects in the investigation and defense of such claim or claims.

                                  ARTICLE XIII

                                LOSS SETTLEMENTS
                                ----------------

        13.1.   LOSS SETTLEMENTS.

        (a) Subject to the limitations and conditions in this Agreement, including but not limited to Articles II, XIV and XXIII:

                (i) the liability of the Reinsurer shall follow that of the Cedents;

                (ii) any settlement made by or on behalf of the Cedents of any claim or loss which is alleged to arise under the Reinsured Policies shall be binding upon the Reinsurer, whether under the strict policy conditions (including, but not limited to, the general and specific stipulations, clauses, waivers, extensions, modifications and endorsements of any of the Reinsured Policies), or by way of compromise in the ordinary course (excluding, EX GRATIA payments).

        (b) For the avoidance of any doubt, nothing in this Article XIII shall obligate the Reinsurer to indemnify the Cedents for any Extra Contractual Obligation or Excess Limits Liability.

        (c) The Cedents shall notify and advise the Reinsurer promptly of all Losses which, in either Cedent's opinion, may result in a claim hereunder and of all subsequent developments thereto which, in either Cedent's opinion, may materially affect the position of either Cedent or the Reinsurer. The Reinsurer shall have the right of association as set forth in Article XII.

                                  ARTICLE XIV

                                CEDED REINSURANCE
                                -----------------

        14.1.   CEDED REINSURANCE AGREEMENTS.

        (a) As of the Effective Date, the Cedents have in force, with respect to the Reinsured Policies, reinsurance coverage under the Ceded Reinsurance Agreements.

        (b) The Cedents shall not procure, place or cede any additional reinsurance with respect to the Reinsured Policies without specific prior written consent of the Reinsurer.

        (c) With respect to any additional reinsurance that is procured, placed or ceded after the Effective Date with respect to the Reinsured Policies with the consent of the Reinsurer (collectively the "Other Ceded Reinsurance"), the Cedents agree as follows:

                (i) The Cedents shall maintain such Other Ceded Reinsurance, and shall not recapture policies, commute, terminate or otherwise, to the extent within the Cedents' control, permit same to expire or lapse without the express prior written consent of the Reinsurer (which consent shall be granted or denied in the Reinsurer's reasonable discretion), and shall comply in all respects with such agreements to ensure that they remain in full force and effect;

                (ii) Such Other Ceded Reinsurance shall inure to the Reinsurer's benefit and shall reduce the Reinsurer's obligations under this Agreement, whether or not such Other Ceded Reinsurance is collectible; and

                (iii) Any such Other Ceded Reinsurance shall comply with applicable laws and regulations, including all regulatory approval requirements.

                                   ARTICLE XV

                            CANCELLATION; COMMUTATION
                            -------------------------

        15.1.   CANCELLATION.

        If any Net Premium or any other amounts due to the Reinsurer (including, but not limited to, Funds Withheld Account Investment Income, and amounts corresponding to the decreases in the Funds Withheld Account) remain unpaid, or have not been deposited to the Funds Withheld Trust Accounts as may otherwise be required, fifteen (15) calendar days after notice of non-payment or non-deposit is first provided by the Reinsurer, then the Reinsurer, at its sole option, may cancel this Agreement by providing the Cedents written notice of such cancellation ("Notice of Cancellation"). For the purposes of this Agreement, the cancellation date (the "Cancellation Date") shall be the date that the overdue amounts were originally due. Upon the delivery of such Notice of Cancellation by the Reinsurer, the Reinsured Risks shall automatically be recaptured on the Cancellation Date. A Terminal Accounting and Settlement will be made in accordance with Article VI, including the settlement for any Reinsurer's Allowance for the Accounting Period in which the Cancellation Date occurs. Recapture of this Agreement in accordance with Section 15.1, and completion of the Terminal Accounting and Settlement, shall constitute a complete and final settlement and release of the Reinsurer in respect of any and all known and unknown obligations or liability of any nature to the Cedents under or related to this Agreement. Simultaneous with the payment by the Reinsurer to the Cedents of the net amount due the Cedents under the Terminal Accounting and Settlement, the Cedents shall instruct the Trustee to distribute to the Reinsurer the remaining balances of the Reinsurance Trust Accounts and shall instruct the trustee of the Funds Withheld Trust Accounts to distribute, or consent to such trustee's distributing, to the Reinsurer the remaining balances of the Funds Withheld Trust Accounts.

        15.2.   COMMUTATION.

        (a) If (i) either Cedent materially breaches this Agreement, its respective Reinsurer Trust Agreement, or its respective Funds Withheld Trust Agreement, and such material breach remains uncured thirty (30) calendar days after written notice of such breach is first provided by the Reinsurer, or (ii) any of the Cedents' representations and warranties contained herein are not true, correct and complete as of the date of this Agreement in all material respects and such failure to be true, correct and complete may cause or present current or future material harm to the Reinsurer, or (iii) if there has been a Material Change, then the Reinsurer, at its sole option, may deliver a written notice of a proposed commutation of this Agreement to the Cedents ("Notice of Proposed Commutation"). Upon the delivery of such Notice of Proposed Commutation, the Cedents, at their sole discretion, may elect within 60 calendar days from the date of such Notice of Proposed Commutation, to commute this Agreement as of the date of delivery of such Notice of Proposed Commutation, and such date shall be the related Recapture Date. If the Notice of Proposed Commutation is dated prior to January 1, 2008, the Cedents agree upon their election to commute to pay to the Reinsurer any Reinsurer Allowances between the date of the Notice of Proposed Commutation and January 1, 2008 based on the sum of the Total Ceded Reserves at the date of such Notice of Proposed Commutation. If the Cedents do not elect to commute within 60 calendar days from the Notice of Proposed Commutation, the Cedents agree to forgo any future right to commute this Agreement.

        (b) Commutation of this Agreement in accordance with Section 15.2, and completion of the Terminal Accounting and Settlement, shall constitute a complete and final settlement and release of the Reinsurer in respect of any and all known and unknown obligations or liability of any nature to the Cedents under or related to this Agreement.

        (c) Simultaneous with the payment by the Reinsurer to the Cedents of the net amount due the Cedents under the Terminal Accounting and Settlement, the Cedents shall instruct the Trustee to distribute to the Reinsurer the remaining balances of the Reinsurance Trust Accounts and shall instruct the trustee of the Funds Withheld Trust Accounts to distribute, or consent to such trustee's distributing, to the Reinsurer the remaining balances of the Funds Withheld Trust Accounts.

        15.3. MATERIAL CHANGE. For purposes of this Agreement, a "Material Change" shall be defined as follows:

                (i) any change in the law, whether arising from legislation, decisions of the courts or otherwise, after the Effective Date, which would constitute or result, in the opinion of the Reinsurer, in a material change in the risk exposure of the Reinsurer ("Material Adverse Effect"); or

                (ii) a material change in the business operations of the Cedents or in the interests of the Cedents with respect to the Reinsured Policies that has or could reasonably be expected to have a Material Adverse Effect; or

                (iii) any change in the financial position of the Cedents (including without limitation as a result of or in contemplation of any financial restructuring undertaken or proposed to be undertaken by the Cedents) that has or could reasonably be expected to have a Material Adverse Effect.

The Cedents agree to notify the Reinsurer immediately and in writing in the event of the Cedents becoming aware of the occurrence of a Material Change. In the event of a Material Change, the parties agree to review the terms of this Agreement. If the parties cannot reach agreement on amended terms within 90 days of the Material Change, remedies available to the Reinsurer include, but are not limited to, those contained in Section 8.5 and Section 15.2. Additionally, the Cedents must not exercise any of their rights under this Agreement where the exercise of such rights would constitute or result in a Material Change without the prior written consent of the Reinsurer, such consent not to be unreasonably withheld or delayed. Should the Cedents fail to timely report such a Material Change, remedies available to the Reinsurer include, but are not limited to, those contained in Section 8.5 and Section 15.2.

        15.4. MISREPRESENTATION. In the case any of the Cedents' representations and warranties contained herein are not true, correct and complete as of the date of this Agreement in all material respects and such failure to be true, correct and complete may cause or present current or future material harm to the Reinsurer, the remedies available to the Reinsurer include all such remedies as are available under this Agreement, including those in
Section 8.5 and 15.2.

                                  ARTICLE XVI

                               GENERAL PROVISIONS
                               ------------------

        16.1. MISUNDERSTANDINGS AND OVERSIGHTS. If any delay, omission, error or failure to pay amounts due or to perform any other act required by this Agreement is unintentional and caused by misunderstanding or oversight, the Cedent(s) and the Reinsurer will adjust the situation to what it would have been had the misunderstanding or oversight not occurred. The party first discovering such misunderstanding or oversight or an act resulting from such misunderstanding or oversight, will notify the other party in writing promptly upon discovery thereof, and the parties shall act to correct such misunderstanding or oversight within twenty (20) Business Days of such other party's receipt of such notice. However, this Section shall not be construed as a waiver by either party of its right to enforce strictly the terms of this Agreement and shall in no way or under any circumstances limit any right or remedy the Reinsurer may have under this Agreement or in law or equity. All payments due with respect to such corrective action shall bear interest at the three (3) month U.S. Treasury Rate then in effect plus 200 basis points from the date when such amounts would have been paid absent such misunderstanding or oversight to the date of actual payment.

        16.2. AGE, SEX AND OTHER ADJUSTMENTS. If the Cedents' liability under any of the Reinsured Policies is changed because of a misstatement of age or sex or any other material fact, the Reinsurer will share in the change proportionately to the amount reinsured hereunder and the Cedent(s) and the Reinsurer will make all appropriate adjustments to amounts due each other under this Agreement.

        16.3. SETOFF. Any debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against either the Cedent or the Reinsurer with respect to this Agreement are deemed mutual debts or credits, as the case may be, and shall be set off, and only the net balance shall be allowed or paid. This provision shall not be affected by the insolvency of any party to this Agreement.

        16.4. COMMON UNDERSTANDING. The Cedents and the Reinsurer hereby acknowledge and agree that this Agreement has been negotiated and entered into in good faith and at arms length. The Cedents and the Reinsurer hereby acknowledge and agree that the terms and conditions of this Agreement are fair and reasonable. Further, the Cedents and the Reinsurer acknowledge that this Agreement reflects the complete agreement between the parties with regard to the reinsurance of the Reinsured Policies.

        16.5. UTMOST GOOD FAITH. The performance of obligations by each of the Cedents on the one hand, and the Reinsurer on the other hand, arising under or related to this Agreement shall be in accordance with utmost good faith and fair dealing.

                                  ARTICLE XVII

                              ADDITIONAL COVENANTS,
                              ---------------------
         REPRESENTATIONS AND WARRANTIES OF THE CEDENTS AND THE REINSURER
         ---------------------------------------------------------------

        17.1.   ADDITIONAL COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE
CEDENTS.

        (a) Without in any way limiting the application of Section 16.5, the Cedents further jointly and severally represent and warrant as follows:

                (i) All of the policy forms and riders issued as the Reinsured Policies are in material compliance with all applicable regulations and laws;

                (ii) Each of the Reinsured Policies were written on a policy form that currently complies with regulatory requirements in the state of issue;

                (iii) The Cedents have provided or made available to the Reinsurer a true and complete listing prior to the Effective Date of all market conduct and financial examinations conducted within the last five (5) years by any regulatory authority having jurisdiction over each Cedent, and copies of all reports thereon. No material limitation or restriction has been imposed upon either Cedent's operations arising out of or related to any policy administration or claims handling practices;

                (iv) Other than as disclosed in PTAC's filings with the Securities and Exchange Commission, neither Cedent is currently subject to any regulatory action, order or proceeding, other than as disclosed to the Reinsurer prior to the date of this Agreement in Schedule E, and its senior management, officers and directors are not aware of any threatened regulatory action, order or other action that prohibits the Cedents from performing their respective duties and obligations under this Agreement;

                (v) This Agreement has been duly authorized, executed and delivered by the Cedents and constitutes the legal, valid and binding obligation of the Cedents, enforceable in all respects in accordance with its terms;

                (vi) There are no actions, suits or proceedings by or before any arbitrator or governmental authority pending against or, to the knowledge of the Cedents, threatened against or affecting the Cedents, other than as disclosed to the Reinsurer prior to the date of this Agreement in Schedule E, that involve this Agreement or the Reinsured Policies;

                (vii) The Cedents have provided the Reinsurer with written evidence of the approval of the Pennsylvania Insurance Department of (A) the commutation of the prior reinsurance agreement with Centre

                        Solutions (Bermuda) Limited and (B) the terms and conditions of this Agreement and the transactions hereby contemplated. The Cedents acknowledge that this is a condition precedent for the execution and effectiveness of this Agreement by the Reinsurer;

                (viii) Where required, the Cedents have initiated or will initiate the filing and have sought or will seek approval of this Agreement by the regulators in each of the states that have jurisdiction over the Cedents, the Agreement and the matters contemplated hereby, and are in the process of seeking all required approvals and authorizations in connection therewith from such regulators. The Cedents represent and warrant that Schedule F sets forth a true, correct and complete list of all such required approvals and authorizations. The Cedents covenant that they will continue to diligently pursue these approvals and authorizations until the approval or authorization process is completed in the states that require it.

        (b) Each Cedent covenants and agrees that neither Cedent, nor its Affiliates, successors agents or assigns, will initiate or engage in a Program of Internal Replacement, other than as disclosed to the Reinsurer prior to the date of this Agreement in Schedule E, that includes any of the Reinsured Policies reinsured hereunder, unless and until such Cedent obtains the Reinsurer's prior written consent to initiate or engage in a Program of Internal Replacement. The Reinsurer, in its sole discretion, may determine whether the Cedents may initiate or engage in a Program of Internal Replacement. For purposes of this Agreement, the term "Program of

Internal Replacement" means any effort by or on behalf of a Cedent, its Affiliates, successors or assigns generally to solicit replacements of the Reinsured Policies by which a Reinsured Policy or any portion of the cash value of a Reinsured Policy is exchanged for another policy or contract that is not reinsured under this Agreement; provided, HOWEVER, that providing unsolicited replacements at the request of a Reinsured Policy owner shall not be considered a Program of Internal Replacement.

        (c) The Cedents acknowledge that, at the Reinsurer's request, each has provided the Reinsurer, either directly to the Reinsurer or through the Cedents' intermediaries, with company data described in Schedule E (the "Cedents Data") prior to the execution of this Agreement by the Reinsurer. The Cedents represent that all factual information contained in the Cedents Data, whether written or oral, is complete and accurate in all material respects as of the date the document containing the information was prepared and does not contain any untrue statement of material fact or omit to state a material fact necessary to make statements contained therein not misleading. The Cedents further represent that any assumptions made in preparing the Cedents Data were based upon informed judgment and are consistent with sound actuarial principles. The Cedents further represent that they are not aware of any omissions, errors, changes or discrepancies which would materially affect the Cedents Data. Regardless of the Cedents' actual or implied knowledge or lack thereof, the Cedents further represent and warrant that there has been no fraud, material misrepresentation or material omission or inaccurate information supplied by the Cedents, its principals, intermediaries, employees, agents or policyholders in connection with this Agreement. The Cedents acknowledge that the Reinsurer has relied on such Cedents Data and the foregoing representations in entering into this Agreement.

        (d) The Cedents hereby jointly and severally represent and warrant to the Reinsurer that all rate increases required under the previous reinsurance treaty referenced on Schedule A hereto covering the Reinsured Policies have been applied for and obtained or are in the ongoing process of resolution as indicated in Schedule E.

        (e) The Cedents hereby jointly and severally represent and warrant to the Reinsurer that:

                (i) The Cedents have performed their own financial analysis of this Agreement, including with respect to the transferred risk and the underlying economic impact, and that they have sought or are seeking their own independent accounting, legal and tax advice for this Agreement. Irrespective of any conversations between the parties, the Cedents are not relying on the Reinsurer in any respect for financial analysis or accounting, legal or tax advice in connection with the transaction.

                (ii) The Cedents (i) have fully disclosed, or hereby agree to fully disclose this Agreement to their internal accountants and independent auditors prior to the earlier of September 30, 2005 and the completion of the current audit cycle, and (ii) where appropriate in the reasonable opinion of the Cedents, have made or shall make appropriate disclosure to, or consult with, their legal counsel and any relevant regulatory and tax authorities.

                (iii) The Cedents will account for this Agreement in accordance with applicable accounting principles and standards, consistently applied. The Cedents are not entering this Agreement for the purpose of altering their financial accounting statements in a manner that would be misleading to users of their financial accounting statements.

        17.2. ADDITIONAL COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE REINSURER.

        (a)     The Reinsurer represents and warrants as follows:

                (i) The Reinsurer is not currently subject to any regulatory action, order or proceeding, and its senior management, officers and directors are not aware of any threatened regulatory action or order or other action that prohibits the Reinsurer from performing its duties and obligations under this Agreement;

                (ii) The Reinsurer is financially capable, as of the date hereof, of performing its duties as described in this Agreement;

                (iii) This Agreement has been duly authorized, executed and delivered by the Reinsurer and constitutes the legal, valid and binding obligation of the Reinsurer, enforceable in all respects in accordance with its terms;

                (iv) There are no actions, suits or proceedings by or before any arbitrator or governmental authority pending against or, to the knowledge of the Reinsurer, threatened against or affecting the Reinsurer, that involve this Agreement;

                (v) As of the date of this Agreement, Fitch Ratings Inc. has assigned an Insurer Financial Strength Rating of A to the Reinsurer, which is the only published rating for the Reinsurer; and

                (vi) The Reinsurer has performed its own financial analysis of this Agreement, including with respect to the transferred risk and the underlying economic impact, and it has sought or is seeking its own independent accounting, legal and tax advice for this Agreement. Irrespective of any conversations between the parties, the Reinsurer is not relying on the Cedents in any respect for financial analysis or accounting, legal or tax advice in connection with the transaction.

        (b)     The Reinsurer covenants and agrees as follows:

        (i) Upon the written request of the Cedents from time to time during the term of this Agreement, the Reinsurer will provide written advice of any notice of any regulatory action, order, proceeding, or planned or threatened regulatory intervention or oversight by any regulatory agency having jurisdiction over the Reinsurer in connection with its financial condition or market conduct, including, but not limited to, any notice of impairment, corrective order, risk based capital deficiency or event, or other similar threatened regulatory action.

                                  ARTICLE XVIII

                                 INDEMNIFICATION
                                 ---------------

        18.1 INDEMNIFICATION. The Cedents, jointly and severally, and the Reinsurer agree to indemnify and hold harmless the other party, its Affiliates, and its and their subsidiaries, agents, sub-agents, brokers and representatives, as well as their respective employees, officers, and directors from and against any and all loss, cost and expense (including reasonable attorneys' fees), as such loss, cost or expense is incurred resulting from each and every material breach of the covenants, representations, warranties and obligations made by the Cedents or the Reinsurer in this Agreement.

                                   ARTICLE XIX

                             SALVAGE AND SUBROGATION
                             -----------------------

        19.1. SALVAGE AND SUBROGATION. The Cedents jointly and severally agree to pay to or credit the Reinsurer with any recovery connected with an Ultimate Net Loss which is obtained from salvage, subrogation, or other insurance or any other recovery, after charging the Reinsurer with the expenses directly incurred by the Cedents in obtaining any such recovery. Any such recoveries received subsequent to any loss or claim settlement hereunder shall be applied as if received prior to the aforesaid loss or claim settlement and all necessary adjustments in such regard shall be made accordingly.

                                   ARTICLE XX

                                   ARBITRATION
                                   -----------

        20.1. RESOLUTION OF DAMAGES. Any dispute between any Cedent and the Reinsurer arising out of the provisions of this Agreement, or concerning its interpretation or validity, whether arising before or after termination of this Agreement, shall be submitted to arbitration in the manner set forth in this Article XX. Each party may initiate arbitration of any such dispute by giving written notice to other parties by registered mail or a recognized overnight courier of its intention to arbitrate and of its appointment of an arbitrator in accordance with Section 20.3 (each, a "Notice of Intention to Arbitrate").

        20.2. COMPOSITION OF PANEL. Unless the parties agree upon a single arbitrator within fifteen (15) days after the receipt of a Notice of Intention to Arbitrate, all disputes shall be submitted to an arbitration panel composed of two arbitrators and an umpire, chosen in accordance with Sections 20.3 and 20.4.

        20.3. APPOINTMENT OF ARBITRATORS. The party requesting arbitration (hereinafter referred to as the "Claimant") shall appoint an arbitrator and give written notice thereof, by registered mail or a recognized overnight courier to the other party (hereinafter referred to as the "Respondent") together with its Notice of Intention to Arbitrate. Unless a single arbitrator is agreed upon within fifteen (15) days after the receipt of the Notice of Intention to Arbitrate, the respondent shall, within thirty (30) days after receiving such notice, also appoint an arbitrator and notify the Claimant thereof in a like manner. Before instituting a hearing, the two arbitrators so appointed shall choose an impartial umpire. If, within thirty (30) days after they are both appointed, the arbitrators fail to agree upon the appointment of an umpire, the umpire shall be appointed by the Chairman of the International Association for Insurance Law ("AIOA") and the Reinsurance and Insurance Arbitration Society ("ARIAS-US"). The umpire shall be an arbitrator certified by ARIAS-U.S. The arbitrators shall be present or former executives or officers of insurance or reinsurance companies with experience in the reinsurance of life and accident & health insurance policies or arbitrators certified by ARIAS-US. The arbitrators and umpire shall be disinterested individuals and not be under the control of either party, and shall have no financial interest in the outcome of the arbitration other than fees that they be entitled to in their arbitration capacity.

        20.4. FAILURE OF A PARTY TO APPOINT ARBITRATOR. If a Respondent fails to appoint an arbitrator within thirty (30) days after receiving a Notice of Intention to Arbitrate, such arbitrator shall be appointed by the Chairman of ARIAS-US, and shall then, together with the arbitrator appointed by the claimant, choose an umpire as provided in Section 20.3.

        20.5.   CHOICE OF FORUM. Any arbitration instituted pursuant to this
Article XX shall be held in Allentown, Pennsylvania or such other place as the parties may mutually agree.

        20.6. SUBMISSION OF DISPUTE TO PANEL. Unless otherwise extended by the arbitration panel, or agreed to by the parties, the claimant shall submit its brief to the panel within forty-five (45) days after the selection of an umpire. The respondent shall submit its brief within forty-five (45) days thereafter. The claimant may submit a reply brief within thirty (30) days after the filing of the respondent's brief. Notwithstanding anything herein to the contrary, the time period for submission of the case to the panel may be extended or modified by mutual consent of the parties or by order of the panel.

        20.7. PROCEDURE GOVERNING ARBITRATION. All proceedings before the panel shall be informal and the panel shall not be bound by the formal rules of evidence. The panel shall have the power to fix all procedural rules relating to the arbitration proceeding. In reaching any decision, the panel shall give due consideration to the custom and usage of the insurance and reinsurance business, with a view to effecting the general purpose of this Agreement.

        20.8. ARBITRATION AWARD. The arbitration panel shall render its decision within sixty (60) days after termination of the proceeding unless the parties consent to an extension, which decision shall be in writing, stating the reasons therefor. The decision of the majority of the panel shall be final and binding on the parties to the proceeding except to the extent otherwise provided in the Federal Arbitration Act. Judgment upon the award may be entered in any court having jurisdiction pursuant to the Federal Arbitration Act.

        20.9. COST OF ARBITRATION. Unless otherwise allocated by the panel, each party shall bear the expense of its own arbitrator and its own witnesses and shall equally bear with the other parties the expense of the umpire and the arbitration.

        20.10. LIMIT OF AUTHORITY. It is agreed that the arbitrators shall have no authority to authorize any punitive, exemplary or consequential damage awards between the parties hereto.

        20.11. SURVIVAL. This Article XX shall survive the termination of this Agreement.

                                   ARTICLE XXI

                           AUDIT AND ACCESS TO RECORDS
                           ---------------------------

        21.1.   AUDIT AND ACCESS TO RECORDS.

        (a) Upon five (5) Business Days advance written notice, the Reinsurer and its duly appointed representatives, may, at the offices of the Cedents or such other reasonable and appropriate location or locations to be designated by agreement of the Cedents and Reinsurer, audit any and all books, records, systems, statements, correspondence, reports and other documentation that relate to the Reinsured Policies, this Agreement or the subject matter hereof. The Cedents shall provide reasonable access to all appropriate senior personnel and workspace during normal business hours for such audit and shall cooperate with and disclose and produce any and all documentation reasonably requested by the auditors. The Reinsurer shall keep all information disclosed or produced for audit, including all audit reports and analyses, confidential.

        (b) The Reinsurer's right to audit, as specified in Section 21.1(a) above, shall continue during the term of this Agreement..

                                  ARTICLE XXII

                                 REGULATORY RISK
                                 ---------------

        22.1. REGULATORY RISK. The Cedents jointly and severally represent and warrant that:

        (a) At the Effective Date, each of their long-term care policy forms is a guaranteed renewable accident and health policy form, and as such are eligible for actuarially supported premium rate increases (which may arise, among other reasons, from adverse deviation in actual claims experience or from changes in future expected claims experience) under statutory practices and procedures in all jurisdictions in which the Cedents are licensed to conduct business; and

        (b) The Cedents have been successful in obtaining premium rate increases historically, and have not been subjected to significant risk arising from (i) regulatory action that is inconsistent with established statutory practices and procedures or (ii) insurance legislation that has prevented their ability to obtain all or the majority of their requested premium rate increases. As of the Effective Date, the Cedents are not aware of any specific reason that would indicate that they would not be able to obtain such increases in the future.

        (c) Whenever a Regulatory Risk Event occurs and remains unresolved, a Limit Amount Reduction shall occur and apply to reduce the Reinsurer's Incremental Limit Account under Article II of this Agreement.

        The Cedents and the Reinsurer consider the provisions of this Agreement relating to Regulatory Risk Event to be in full compliance with the guidelines of Statement of Statutory

Accounting Principles No. 61 and Statutory Accounting Practices and Procedures Manual - Appendix A-791.

                                 ARTICLE XXIII

                             PREMIUM RATE INCREASES
                             ----------------------

        23.1.   RATE INCREASE REVIEW.

        (a) In order to ensure the Cedents' regular review of the performance of the Reinsured Policies, each Cedent covenants and agrees that it shall conduct an analysis of the Reinsured Policies to ascertain their actual to expected loss experience no less often than once every six (6) months (the "Semi-Annual Review"), which analysis shall be conducted over the course of no more than thirty (30) days and subject to audit by the Reinsurer in accordance with Article XXI.

        (b) Each Cedent further covenants and agrees that it shall conduct an analysis of the underlying actuarial assumptions and experience of the Policies to ascertain the future morbidity experience no less than once annually (the "Annual Review"). The Annual Review shall be conducted prior to March 31 of each year for the calendar year ending on the immediately preceding December 31, which analysis shall be conducted over the course of no more than thirty (30) days and subject to audit by the Reinsurer in accordance with Article XXI.

        (c) Failure to conduct either the Semi-Annual Review or the Annual Review (collectively, the "Reviews") shall be considered a material breach of this Agreement by the Cedents. Remedies available to the Reinsurer for such breach by the Cedents include, but are not limited to, those contained in
Section 8.5 and Article XV.

        23.2.   OBLIGATORY PREMIUM RATE INCREASES.

        (a) The Cedents shall use their best efforts in good faith to file and obtain approval for increases in premium rates on the Reinsured Policies to maintain, from the Effective Date, the lifetime and prospective loss ratios (based upon revised actual and expected experience) for the Reinsured Policies at the level approved by the relevant regulatory authorities in the most recent filing of the relevant policy form prior to the Effective Date.

        (b) In the event that, and as a result of the Reviews, either Cedent would reasonably be required to file and obtain approval for premium rate increases for the Reinsured Policies, such Cedent shall submit any such premium rate increase filing no later than thirty (30) days following such determination (to wit, no more than sixty (60) days following the commencement of any such Review) (the "Mandatory Filing Date"). If no such Review is conducted or commenced, the Mandatory Filing Date shall be deemed to be the sixtieth (60th) day following the date when such Review was required to be commenced pursuant to this Agreement.

        (c)     In furtherance and not in limitation of the foregoing paragraphs
(a) and (b), the Cedents shall be obligated to file for increases in premium rates on the Reinsured Policies in each jurisdiction, if at any time, either Cedent or the Reinsurer has reason to believe (i) that future experience is likely to be worse than projected at the Effective Date, or upon the date of the most recent rate increase approval if later, and (ii) that such deterioration in expected experience would justify an increase in premium rates of 5% or more in aggregate on the Reinsured Policies if filed by such Cedent (an "Obligatory Premium Rate Increase").

        (d) The Parties agree that they shall be deemed to have a "reason to believe" that future morbidity experience is likely to be worse than projected if, at the end of any calendar year, the ratio of (a) the present value of claims incurred since the Effective Date or then anticipated to be incurred henceforth as discounted at 4.5% to the Effective Date, divided by (b) the present value of premiums collected since the Effective Date or then anticipated to be collected henceforth as discounted at 4.5% to the Effective Date, exceeds by more than 5% the same ratio as computed at the Effective Date (e.g., 116.19% projected versus 110.65% expected).

        (e) All determinations affecting whether to seek increases in premium rates, or the amount of such increases, shall be based on actuarial assumptions ultimately agreed upon by the Reinsurer and the Cedents, including consideration of input from state regulatory agencies and actuaries as may occur. Any dispute regarding actuarial assumptions or determinations shall be resolved in accordance with Article XX. For the avoidance of any doubt, any resolution of such arbitration in favor of the Reinsurer with regard to actuarial assumptions underlying any filing pursuant to this Article XXIII, shall obligate the Cedents to file for premium rate increases, no later than thirty (30) days following such resolution, in accordance with this Article XXIII.

        (f) A "Material Breach Event" shall mean the failure by either Cedent to comply with its obligations under this Section 23.2, including but not limited to the failure to file and obtain an Obligatory Premium Rate Increase for any reason; PROVIDED HOWEVER, that a Material Breach Event shall not include the failure to obtain an Obligatory Premium Rate Increase as a result of a Regulatory Risk Event, or as a result of and during the pendency of (and for a reasonable period after termination of) any BONA FIDE dispute being arbitrated pursuant to the terms of this Article XXIII or Article XX.

        (g) Whenever a Material Breach Event occurs and remains unresolved, in addition to any other remedy available to the Reinsurer pursuant to this Agreement in law or in equity, a Limit Amount Reduction shall occur and apply to reduce the Reinsurer's Incremental

Limit Amount under Article II of this Agreement. The Cedents and the Reinsurer consider the provisions in this Agreement regarding protection from a Material Breach Event to be in full compliance with the guidelines of Statement of Statutory Accounting Principles No. 61 and Statutory Accounting Practices and Procedures Manual - Appendix A-791.

                                  ARTICLE XXIV

                                      TAXES
                                      -----

        24.1. TAXES. The Cedents shall be jointly and severally liable to the appropriate governmental authorities for the payment of all taxes, including premium tax and the Federal excise tax, on the premium paid to the Reinsurer under this Agreement, except income or profit taxes of the Reinsurer. The Reinsurer has provided to the Cedents a closing letter from the Internal Revenue Service specifying that it is exempt from Federal excise tax. In the event that excise taxes are levied against the Reinsurer as a result of the reinsurance because of a change in the United States Federal tax laws, then the Cedents may recapture the policies reinsured hereunder subject to the completion of a Terminal Accounting and Settlement as described in Article VI. The Reinsurer will not reimburse the Cedents for any other taxes or assessments paid by the Cedents in connection with the Reinsured Policies. The Reinsurer covenants that it will use reasonable best efforts not to cause the Cedents to unnecessarily become subject to the payment of excise taxes solely as a result of the Reinsurer's retro-cession of the Reinsured Policies to another reinsurer, whether affiliated or otherwise.

                                  ARTICLE XXV

                              RULES OF CONSTRUCTION
                              ---------------------

        25.1. RULES OF CONSTRUCTION. Each party acknowledges that, in the negotiation and drafting of this Agreement, it has been represented by and has relied upon the advice of counsel of its choice; that its counsel has had a substantial role in the drafting and negotiation of this Agreement; and, therefore, that the rules of construction that any ambiguities are to be resolved against the drafting Party shall not be applied in the interpretation of this Agreement.

                                  ARTICLE XXVI

                                    SURVIVAL
                                    --------

        26.1 SURVIVAL. All of the provisions of this Agreement, to the extent necessary to carry out the purposes of this Agreement or to ascertain and enforce the parties' rights hereunder, shall survive the termination or cancellation of this Agreement.

                                  ARTICLE XXVII

                                  SEVERABILITY
                                  ------------

        27.1 SEVERABILITY. To the extent that any term or provisions of this Agreement is held to be unenforceable, then such term and all of the other terms and provisions of the Agreement shall be construed so as to create or provide for, to the fullest extent permitted by law, the same rights and obligations as this Agreement would have created or provided for had such term or provision been enforceable.

                                 ARTICLE XXVIII

                            MISCELLANEOUS PROVISIONS
                            ------------------------

        28.1. HEADINGS AND SCHEDULES. Headings used herein are not a part of this Agreement and shall not affect the terms hereof. The attached Schedules and Exhibits are a part of this Agreement.

        28.2. NOTICES. All notices and communications hereunder shall be in writing and shall become effective when received. Any written notice shall be by either certified or registered mail, return receipt requested, or overnight delivery service (providing for delivery receipt) or delivered by hand. All notices or communications under this Agreement shall be addressed as follows:

        If to the Cedents:
        American Network Insurance Company
        Penn Treaty Network America Insurance Company
        3440 Lehigh Street
        Allentown, PA 18103-7001
        Attention:  Cameron B. Waite, Executive Vice President

        If to the Reinsurer:
        Imagine International Reinsurance Limited
        43 St. Stephen's Green
        Dublin 2, Ireland
        Attention: Director

        28.3. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives. Neither this Agreement, nor any right hereunder, may be assigned by any party without the prior written consent of the other party hereto; PROVIDED HOWEVER, that the Reinsurer shall be permitted to assign this Agreement to any affiliate of the Reinsurer with the same A.M. Best rating as the Reinsurer, without the consent of the Cedents as long as such assignment does not cause the Cedents to become subject to the payment of excise taxes. This Agreement is not intended to, and shall not be construed to, confer rights on any persons other than the signatories to this Agreement and their respective successors and permitted assigns.

        28.4. EXECUTION IN COUNTERPART. This Agreement may be executed by the parties hereto in any number of counterparts, and by each of the parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

        28.5. CURRENCY. Whenever the word "Dollars" or the "$" sign appear in this Agreement, they shall be construed to mean United States Dollars, and all transactions under this Agreement shall be in United States Dollars.

        28.6. AMENDMENTS. This Agreement may not be changed, altered or modified unless the same shall be in writing executed by the Cedents and the Reinsurer.

        28.7. GOVERNING LAW. This Agreement shall be interpreted and governed by the laws of the Commonwealth of Pennsylvania without regard to its rules with respect to conflicts of law.

        28.8. INTEGRATION. This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no general or specific warranties, representations or other agreements by or among the parties in connection with the entering into of this Agreement or the subject matter hereof except as specifically set forth or contemplated herein.

        28.9. NO WAIVER. No consent or waiver, express or implied, by any party to or of any breach or default by any other party in the performance by such other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of obligations hereunder by such other party hereunder. Failure on the part of any party to complain of any act or failure to act of any other party or to declare any other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such first party of any of its rights hereunder.

        28.10.  SERVICE OF PROCESS.

        (a) CT Corporation System of 111 Eighth Avenue, New York, NY 10011 is hereby appointed as Agent for Service of Process by the Reinsurer, for the purposes of this Agreement.

        (b) Subject to the arbitration provisions in Article XX, in the event of the Reinsurer's failure to pay any amount claimed to be due under this Agreement, the Reinsurer, at the Cedents' request, will submit to the jurisdiction of any court of competent jurisdiction within the United States of America and will comply with all requirements necessary to give such court jurisdiction. Nothing in this Agreement (including the arbitration provisions in Article XX) constitutes or should be construed to constitute a waiver of the Reinsurer's rights (exercisable at any time) to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States.

        (c) Service of Process in such suit against the Reinsurer shall be made by a nationally recognized courier service or certified mail upon the Agent for Service of Process in accordance with Section 28.2 herein, and in any suit instituted against the Reinsurer upon this Agreement, the Reinsurer will abide by the final non-appealable decision of such court or of any appellate court of competent jurisdiction in the event of appeal. To the extent permitted by law, each Cedent hereby waives any requirements under the unauthorized insurance or similar laws of any jurisdiction or otherwise that the Reinsurer post funds, bonds, securities or other security as a condition to its appearance or filing of pleadings in any proceeding involving or arising in connection with this Agreement.

        (d) Further, pursuant to any statute of any state, territory, or district of the United States of America which makes provision therefor, the Reinsurer hereby designates the Superintendent, Commissioner, or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit, or proceeding instituted by or on behalf of the Cedents arising out of this Agreement (and for no other purpose) and hereby designates the Agent for Service of Process as the agent to whom said officer is authorized to mail such process or a true copy thereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.


                                PENN TREATY NETWORK AMERICA
                                INSURANCE COMPANY


                                By /s/ Cameron B. Waite
                                   --------------------
                                Title Executive Vice President
                                      ------------------------
                                Date July 28, 2005
                                     -------------


                                AMERICAN NETWORK INSURANCE COMPANY


                                By /s/ Cameron B. Waite
                                   --------------------
                                Title Executive Vice President
                                      ------------------------
                                Date July 28, 2005
                                     -------------


                                IMAGINE INTERNATIONAL
                                REINSURANCE LIMITED


                                By /s/ J. Doyle
                                   ------------
                                Title Chief Risk Officer
                                      ------------------
                                Date
                                    -------------------------------------


                                By /s/ Antoinette Glennon
                                   ----------------------
                                Title Finance
                                      -------
                                Date
                                    -------------------------------------

                                   SCHEDULE A

                               REINSURED POLICIES
                               ------------------

        The Reinsured Policies shall be those long term care policies issued by or on behalf the Cedents prior to January 1, 2002 and in force on the Effective Date and previously reinsured by Centre Solutions (Bermuda) Limited pursuant to a reinsurance agreement effective December 31, 2001, as listed in the worksheet "Imagine Re Policy Listing.zip".

        The Reinsurer shall consider through September 30, 2005, at its sole discretion, to offer to add this Agreement by amendment, a quota share of the long term care policies issued by the Cedents effective July 1, 2005 and later. Such reinsurance will be subject to a due diligence period through November 30, 2005 and the approval of the Reinsurer's underwriting committee.

                               SCHEDULE B - PART I

                           INITIAL REINSURANCE REPORT
                           --------------------------

1.       Initial Reinsurance Premium                           $___________

2.       Initial Reinsurer Allowance                           $___________

3.       Initial Ceding Commission                             $___________

4.       Funds Withheld Account balance                        $___________

5.       Net Due Reinsurer                                     $___________
         (1 plus 2 minus 3 minus 4)

                              SCHEDULE B - PART II

                                QUARTERLY REPORTS
                                -----------------

1.  Net Premiums                                               $____________
2.  Funds Withheld Account Investment Income                   $____________
3.  Decrease in Funds Withheld Account (if any)                $____________
4.  Ultimate Net Loss                                          $____________
5.  Expense Allowance                                          $____________
6.  Increase in Funds Withheld Account (if any)                $____________
7.  Total Ceded Reserves                                       $____________
8.  Net Amount Due Cedent, if any                              $____________
     (1 plus 2 plus 3 minus 4 minus 5 minus 6, if
      negative)
9.  Net Amount Due Reinsurer, if any                           $____________
    (1 plus 2 plus 3 minus 4 minus 5 minus 6, if positive)

   Number of Reinsured Policies                                 ____________

                             SCHEDULE C - TERRORISM

        Notwithstanding any provision in this Agreement to the contrary, the Reinsurer will not pay for or have any liability with respect to any Damage directly or indirectly caused or occasioned by or resulting from an actual or threatened Act of Terrorism (regardless of when such Damage becomes manifest or known) and/or the controlling, suppressing, hindering, responding to, remediating or defending against an actual, threatened or expected Act of Terrorism or from any instructions, recommendations, warnings or advice given or preventative action taken with respect to any actual or expected Act of Terrorism. Such Damage is excluded regardless of any other cause or event that contributes concurrently or in any sequence or in any chain of events to the Damage and regardless of whether the Damage is accidental, foreseeable or intentional.

                    SCHEDULE D - CEDED REINSURANCE AGREEMENTS

        The Cedents have entered into certain excess of loss reinsurance treaties with Cologne Life Reinsurance Company with respect to the Reinsured Risks. Under those reinsurance treaties, the Cedents are indemnified for certain loss payments. The Ultimate Net Loss on any one life paid under this Agreement for a specific policy will be the claims paid for any one life, net of the loss payments recoverable (whether or not collectible) under those reinsurance treaties.

                            SCHEDULE E - CEDENTS DATA



NAIC Annual Statements for Penn Treaty and American Network - 2002, 2003, 2004

NAIC Annual Statements Amended Pages Penn Treaty and American Network - 2002,
2003

Penn Treaty American Corporation 10K - 2003, 2004

Penn Treaty American Corporation 10Q - 8/16/2004



Worksheet labeled "Schedule E" provided from Brian Heffernan of Reinsurer to Cam Waite of Cedents on 7/27/05 with list of files and information furnished to the Reinsurer

Reinsured Policies on the Effective Date total 145,610 as indicated in file provided to the Reinsurer on July 29, 2005, named "Imagine Re Policy Listing.zip"

                    SCHEDULE F - APPROVALS AND AUTHORIZATIONS

                                      None.